  Filed Pursuant to Rule 424(b)(2)
 Registration Statement No. 333-266487
PROSPECTUS SUPPLEMENT
(To Prospectus Dated February 20, 2024)
$1,700,000,000
Exelon Corporation
$650,000,000 5.150% Notes due 2029
$650,000,000 5.450% Notes due 2034
$400,000,000 5.600% Notes due 2053
Exelon Corporation (“Exelon”) is offering $650,000,000 of its 5.150% notes due 2029 (the “2029 notes”), $650,000,000 of its 5.450% notes due 2034 (the “2034 notes”), and $400,000,000 of its 5.600% notes due 2053 (the “2053 notes” and, collectively with the 2029 notes and the 2034 notes, the “notes”).
The 2029 notes will mature on March 15, 2029 and the 2034 notes will mature on March 15, 2034. We will pay interest on the 2029 notes and the 2034 notes semi-annually on March 15 and September 15 of each year, beginning on September 15, 2024.
The 2053 notes will be part of our 5.600% notes due 2053, of which we issued $650,000,000 in aggregate principal amount on February 21, 2023. Accordingly, the 2053 notes offered hereby will:
•
be identical to the terms of the previously issued 5.600% notes due 2053 (other than the initial offering price); and

•
have the same CUSIP number and will be fungible with the previously issued 5.600% notes due 2053.

Interest on the 2053 notes is payable on March 15 and September 15 of each year, beginning on March 15, 2024. The 2053 notes will mature on March 15, 2053. Upon the issuance of the 5.600% notes due 2053 offered hereby, the outstanding aggregate principal amount of our 5.600% notes due 2053 will be $1,050,000,000.
We may also redeem any series of the notes at any time prior to maturity, in whole or in part, upon at least 10 days’ and not more than 60 days’ notice, at the redemption prices described in this prospectus supplement under “Description of the Notes — Optional Redemption.”
The notes will be our direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt.
Investing in our notes involves certain risks. You should carefully read this prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, before you make your investment decision. See the “Risk Factors” section beginning on page S-9 of this prospectus supplement, as well as under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, which is incorporated by reference herein, for more information.

	Price to Public(1)(2)		Underwriting Discount		Proceeds, before expenses, to Exelon
	Per Note	Total	Per Note	Total	Per Note	Total
Per 2029 note	99.781%	$648,576,500	0.600%	$3,900,000	99.181%	$644,676,500
Per 2034 note	99.835%	$648,927,500	0.650%	$4,225,000	99.185%	$644,702,500
Per 2053 note	97.683%	$390,732,000	0.875%	$3,500,000	96.808%	$387,232,000

(1)
Plus accrued interest from February 27, 2024, if settlement occurs after that date.

(2)
Without giving effect to accrued interest that must be paid by the purchasers of the 2053 notes from September 15, 2023 to, but excluding, the issuance date. The total amount of accrued interest on February 27, 2024 will be $25.20 per $1,000 principal amount of the 2053 notes.

Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The notes are expected to be delivered in book-entry form only through the facilities of The Depository Trust Company (“DTC”), including Clearstream Banking S.A. (“Clearstream”), and/or Euroclear Bank S.A./N.V. (“Euroclear”), against payment in New York, New York on or about February 27, 2024.

Joint Book Runners
Barclays	BofA Securities	Citigroup	J.P. Morgan	Morgan Stanley
Senior Co-Managers
Huntington Capital Markets	Santander	M&T Securities
Co-Managers
CastleOak Securities, L.P.Drexel HamiltonMischler Financial Group, Inc. Ramirez & Co., Inc. Siebert Williams Shank

The date of this prospectus supplement is February 22, 2024.

We urge you to carefully read this prospectus supplement and the accompanying prospectus, which describe the terms of the offering of the notes, before you make your investment decision. This prospectus supplement, the accompanying prospectus and any related free writing prospectus required to be filed with the SEC that we prepare or authorize contain and incorporate by reference information that you should consider when making your investment decisions. We have not, and the underwriters have not, authorized anyone else to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these notes in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, the accompanying prospectus and any related free writing prospectus is accurate as of any date other than the date on the front of those documents or that the information incorporated by reference is accurate as of any date other than the date that the document incorporated by reference was filed with the SEC. Our business, financial condition, results of operations and prospects may have changed since those respective dates.

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This prospectus supplement and the accompanying prospectus contain information about Exelon and the notes offered hereby. This prospectus supplement and the accompanying prospectus also refer to information contained in other documents that we file with the SEC. To the extent the information in this prospectus supplement is inconsistent with information in the prospectus, you should rely on this prospectus supplement.
Notice to Prospective Investors in the European Economic Area
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 (the “Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity that is a qualified investor under the Prospectus Regulation (“EEA Qualified Investors”). Accordingly, any person making or intending to make an offer in that Member State of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to EEA Qualified Investors. Neither Exelon nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to EEA Qualified Investors.
PROHIBITION OF SALES TO EEA RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the EEA. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97, as amended (the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in the Prospectus Regulation. Consequently, no key information document required by Regulation (EU) No 1286/2014, as amended (the “PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the EEA has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the EEA may be unlawful under the PRIIPs Regulation.
Notice to Prospective Investors in the United Kingdom
This prospectus supplement, the accompanying prospectus and any related free writing prospectus is not a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom by virtue of the European Union (Withdrawal) Act 2018, as amended by the European Union (Withdrawal Agreement) Act 2020 (the “EUWA”) (the “UK Prospectus Regulation”). This prospectus supplement, the accompanying prospectus and any related free writing prospectus have been prepared on the basis that any offer of notes in the United Kingdom will only be made to a legal entity that is a qualified investor under the UK Prospectus Regulation (“UK Qualified Investors”). Accordingly, any person making or intending to make an offer in the United Kingdom of notes that are the subject of the offering contemplated in this prospectus supplement, the accompanying prospectus and any related free writing prospectus may only do so with respect to UK Qualified Investors. Neither Exelon nor the underwriters have authorized, nor do they authorize, the making of any offer of notes other than to UK Qualified Investors.
PROHIBITION OF SALES TO UNITED KINGDOM RETAIL INVESTORS — The notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the EUWA; or (ii) a customer within the meaning of the provisions of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a qualified investor as defined in Article 2 of the UK Prospectus Regulation. Consequently no key information document required by Regulation (EU) No 1286/2014 as it forms part of domestic law by virtue of the

EUWA (the “UK PRIIPs Regulation”) for offering or selling the notes or otherwise making them available to retail investors in the United Kingdom has been prepared and therefore offering or selling the notes or otherwise making them available to any retail investor in the United Kingdom may be unlawful under the UK PRIIPs Regulation.
The communication of this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relating to the issue of the notes offered hereby is not being made, and such documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the FSMA. Accordingly, such documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This document and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom or (iv) are any other persons to whom it may otherwise lawfully be made under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus, any related free writing prospectus and any other document or materials relates will be engaged in only with, relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any related free writing prospectus or any of their contents.

The accompanying prospectus also includes information about our subsidiaries, Commonwealth Edison Company (ComEd), and Potomac Electric Power Company (Pepco) and their securities. Exelon, ComEd and Pepco file combined reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Information contained in the combined reports relating to each registrant is filed separately by such registrant on its own behalf and only the information related to Exelon is incorporated by reference in this prospectus supplement and the accompanying prospectus. Exelon does not make any representations as to information relating to any other registrant or securities issued by any other registrant and you should not rely on any information relating to any registrant other than Exelon in determining whether to invest in the notes offered hereby.
When we refer to “Exelon,” “the Company,” “we,” “us” or “our” in this prospectus supplement, we mean Exelon and, unless the context otherwise indicates, does not include any of our subsidiaries or affiliates.

FORWARD LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts,” “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward-looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus supplement and the accompanying prospectus contain certain forward-looking statements within the meaning of federal securities laws, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements include: (a) any risk factors discussed in this prospectus supplement or the accompanying prospectus; (b) those factors discussed in the following sections of Exelon’s Annual Report on Form 10-K for the year ended December 31, 2023, which are incorporated herein by reference: (1) ITEM 1A. Risk Factors, (2) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (3) ITEM 8. Financial Statements and Supplementary Data: Note 18; and (c) other factors discussed herein and in other filings with the SEC by Exelon, as applicable.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus supplement or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.

SUMMARY
The following summary is provided solely for your convenience. It is not intended to be complete and may not contain all of the information that you should consider before investing in the notes. You should read carefully this entire prospectus supplement, the accompanying prospectus and all the information included or incorporated by reference herein or therein.
Our Company
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged in energy distribution and transmission businesses through ComEd, PECO Energy Company (“PECO”), Baltimore Gas and Electric Company (“BGE”), Pepco, Delmarva Power & Light Company (“DPL”) and Atlantic City Electric Company (“ACE”) (collectively, the “Utility Registrants”). Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in northern Illinois, including the City of Chicago.
PECO’s energy delivery business consists of the purchase and regulated retail sale of electricity and the provision of electricity transmission and distribution services to retail customers in southeastern Pennsylvania, including the City of Philadelphia, as well as the purchase and regulated retail sale of natural gas and the provision of natural gas distribution services to retail customers in the Pennsylvania counties surrounding the City of Philadelphia.
BGE’s energy delivery business consists of the purchase and regulated retail sale of electricity and natural gas and the transmission and distribution of electricity and distribution of natural gas to retail customers in central Maryland, including the City of Baltimore.
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
DPL’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of Delaware and Maryland, and the purchase and regulated retail sale of natural gas and distribution of natural gas to retail customers in portions of New Castle County in Delaware.
ACE’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in portions of southern New Jersey.
The Separation
On February 21, 2021, Exelon’s Board of Directors approved a plan to separate (“the separation”) the Utility Registrants and Constellation Energy Generation, LLC, a Pennsylvania limited liability company (“Generation”). Exelon completed the separation on February 1, 2022, creating two publicly traded companies, Exelon and Constellation Energy Corporation. Constellation Energy Corporation was newly formed and incorporated in Pennsylvania on June 15, 2021 for the purpose of the separation and holds Generation.

SUMMARY FINANCIAL INFORMATION
We have provided the following summary financial information for your reference. We have derived the summary information presented here as of and for the years ended December 31, 2023, 2022 and 2021, as applicable, from our audited consolidated financial statements, incorporated herein by reference. You should read this summary information together with our audited consolidated financial statements, each incorporated herein by reference. See “Where You Can Find More Information” in this prospectus supplement.
	Year Ended December 31,
	2023	2022	2021
	($ in millions)
Statement of Operations Data
Operating revenues	$21,727	$19,078	$17,938
Operating income	4,023	3,315	2,682
Net income from continuing operations after income taxes	2,328	2,054	1,616
Net income from discontinued operations after income taxes	—	117	213
Net income	2,328	2,171	1,829
Cash Flow Data
Net cash flows provided by operating activities	4,703	4,870	3,012
Net cash flows used in investing activities	(7,375)	(6,990)	(3,317)
Net cash flows provided by financing activities	2,683	1,591	758
	Year Ended December 31,
	2023	2022
	($ in millions) (unaudited)
Balance Sheet Data
Property, plant and equipment, net	$73,593	$69,076
Noncurrent regulatory assets	8,698	8,037
Goodwill	6,630	6,630
Total assets	101,546	95,349
Long-term debt, including long-term debt to financing trusts and long-term debt due within one year	41,485	37,464
Noncurrent regulatory liabilities	9,576	9,112
Total shareholders’ equity	25,755	24,744
Total liabilities and shareholders’ equity	101,546	95,349
See also Note 2 — Discontinued Operations of the Combined Notes to Consolidated Financial Statements contained in Exelon’s Annual Report on Form 10-K for the year ended December 31, 2023 for additional information on how the separation affects the summary financial information set forth herein.

THE OFFERING
The following summary contains basic information about the notes and this offering. It does not contain all of the information that may be important to you. For a more complete understanding of this offering, we encourage you to read this entire prospectus supplement and the accompanying prospectus, including “Description of the Notes.”
Issuer
Exelon Corporation
Securities Offered
$650,000,000 aggregate principal amount of 5.150% notes due 2029;
$650,000,000 aggregate principal amount of 5.450% notes due 2034; and
$400,000,000 aggregate principal amount of 5.600% notes due 2053
Maturity Date
The 2029 notes will mature on March 15, 2029;
The 2034 notes will mature on March 15, 2034; and
The 2053 notes will mature on March 15, 2053
Interest Rate
5.150% per annum for the 2029 notes;
5.450% per annum for the 2034 notes; and
5.600% per annum for the 2053 notes
Interest Payment Dates
Interest on the notes will be paid semi-annually on March 15 and September 15 of each year, beginning on September 15, 2024, in the case of the 2029 notes and the 2034 notes, on March 15, 2024, in the case of the 2053 notes, and on the maturity date for each series of notes.
Optional Redemption
At any time prior to February 15, 2029, in the case of the 2029 notes, December 15, 2033, in the case of the 2034 notes, or September 15, 2052, in the case of the 2053 notes (in each case with respect to the applicable series of notes, the Par Call Date) we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points, in the case of the 2029 notes, (ii) 20 basis points, in the case of the 2034 notes, and (iii) 30 basis points, in the case of the 2053 notes, in each case, less (b) interest accrued to the date of redemption; and

•
100% of the principal amount of the notes then outstanding to be redeemed,

plus, in either case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date. See “Description of the Notes — Optional Redemption.”
Ranking
The notes will be our direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of December 31, 2023, our subsidiaries had outstanding approximately $30.26 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year. The notes will not be obligations of or guaranteed by any of our subsidiaries. The Indenture (as defined below) does not limit our ability to issue debt senior to the notes or the amount of debt we or our subsidiaries may issue.
Denominations
The notes will be issued in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
Additional Notes
Subject to the limitations described in this prospectus supplement and the accompanying prospectus, we may issue additional notes under the Indenture with the same priority as the notes offered hereby, including notes having the same series designation and terms (except for the public offering prices and the issue date) as the notes offered hereby, without the approval of the holders of outstanding notes under the Indenture, including the holders of the outstanding notes offered hereby.
No Listing
We do not intend to list the notes on any securities exchange or automated dealer quotation system. The notes will be new securities for which there currently is no public market. See “Risk Factors — There may be no public market for the notes.”
Use of Proceeds
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $1,676,611,000, after deducting the underwriting discounts and commissions but before deducting other offering expenses. A portion of the net proceeds from the sale of the notes, together with available cash balances, will be used to repay $500 million of Exelon’s outstanding term loan maturing in April, 2024 and bearing interest at the Secured Overnight Financing Rate (SOFR) plus 0.85% and $689 million of currently outstanding commercial paper borrowings having an approximate weighted average interest rate of 5.600% per annum as of February 16, 2024. The remainder of the net proceeds will be used for general corporate purposes. See “Use of Proceeds.”

Risk Factors
You should consider carefully all the information set forth and incorporated by reference in this prospectus supplement and the accompanying prospectus and, in particular, you should evaluate the specific factors set forth under the heading “Risk Factors” beginning on page S-9 of this prospectus supplement, as well as the other information contained or incorporated herein by reference, before investing in the notes offered hereby.
Conflicts of Interest
A portion of the net proceeds of this offering will be paid to an affiliate of Huntington Securities, Inc., an underwriter in this offering, in connection with the repayment of $500 million of Exelon’s outstanding term loan maturing in April 2024. Because these payments represent at least 5% of the net offering proceeds, Huntington Securities, Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the securities offered are investment grade rated in accordance with Rule 5121. In accordance with Rule 5121, Huntington Securities, Inc. will not confirm any sales to any account over which either exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds” and “Underwriting (Conflicts of Interest).”
Trustee
The Bank of New York Mellon Trust Company, N.A.
Governing Law
The Indenture and the notes will be governed by the laws of the State of New York.

RISK FACTORS
Investing in the notes involves risks. You should carefully consider the following discussion and the risks described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, incorporated by reference in this prospectus supplement and the accompanying prospectus, the factors listed under “Forward Looking Statements” in this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus before making a decision to invest in the notes. See “Where You Can Find More Information.”
General market conditions may adversely affect the market prices of the notes and there may be no public market for the notes.
We can give no assurances concerning the future market prices of the notes, the liquidity of any markets that may develop for the notes offered by this prospectus supplement, the ability of any investor to sell any of the notes or the price at which investors would be able to sell them. The condition of the financial markets and prevailing interest rates have fluctuated in the past and are likely to fluctuate in the future, which could have an adverse effect on the market prices of the notes. If markets for the notes do not develop, investors may be unable to resell the notes for an extended period of time, if at all. If markets for the notes do develop, they may not continue or it may not be sufficiently liquid to allow holders to resell any of the notes. Consequently, investors may not be able to liquidate their investment readily, and lenders may not readily accept the notes as collateral for loans.
The Indenture does not restrict the amount of additional debt that we may incur.
The notes and Indenture pursuant to which the notes will be issued do not place any limitation on the amount of indebtedness that we or our subsidiaries may incur. Our incurrence of additional debt may have important consequences for you as a holder of the notes, including making it more difficult for us to satisfy our obligations with respect to the notes, a loss in the trading value of your notes and a risk that one or more of the credit ratings of the notes are lowered or withdrawn.
Our debt, including the notes, is effectively subordinated to the debt of our subsidiaries.
Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of December 31, 2023, our subsidiaries had outstanding approximately $30.26 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year. The Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.

USE OF PROCEEDS
We estimate that the net proceeds from the sale of the notes in this offering will be approximately $1,676,611,000, after deducting the underwriting discounts and commissions but before deducting other offering expenses. A portion of the net proceeds from the sale of the notes, together with available cash balances, will be used to repay $500 million of Exelon’s outstanding term loan maturing in April 2024 and bearing interest at the SOFR plus 0.85% and $689 million of currently outstanding commercial paper borrowings issued at the Exelon Corporation level having an approximate weighted average interest rate of 5.600% per annum as of February 16, 2024. The remainder of the net proceeds will be used for general corporate purposes. To the extent we do not use the net proceeds immediately, we may temporarily invest them in short-term, interest bearing obligations.
A portion of the net proceeds of this offering will be paid to an affiliate of Huntington Securities, Inc., an underwriter in this offering, in connection with the repayment of the $500 million of Exelon’s outstanding term loan maturing in April 2024. Because these payments represent at least 5% of the net offering proceeds, Huntington Securities, Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the securities offered are investment grade rated in accordance with Rule 5121. In accordance with Rule 5121, Huntington Securities, Inc. will not confirm any sales to any account over which either exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Underwriting (Conflicts of Interest).”

CAPITALIZATION
The following table shows our consolidated capitalization as of December 31, 2023 and as adjusted to reflect the issuance of the notes offered by this prospectus supplement and the application of the net proceeds thereof. See “Use of Proceeds.” This table is qualified in its entirety by, and should be considered in conjunction with, the more detailed information incorporated by reference or provided in this prospectus supplement or in the accompanying prospectus.
	As of December 31, 2023
	Actual	As Adjusted
	($ in millions) (unaudited)
Short-term borrowings(a)	$2,523	$1,834
Long-term debt(b):	41,485	40,985
2029 notes offered hereby		650
2034 notes offered hereby		650
2053 notes offered hereby		400
Total shareholders’ equity	25,755	25,755
Total capitalization	$69,763	$70,274

(a)
As described under “Use of Proceeds” above, we had approximately $689 million of outstanding commercial paper issued at the Exelon Corporation level as of February 16, 2024, which will be retired using a portion of the proceeds from the notes.

(b)
Includes long-term debt to financing trusts and approximately $1.4 billion of long-term debt due within one year, of which $500 million is in the form of term loans that will be retired using a portion of the proceeds from the notes as described under “Use of Proceeds.”

DESCRIPTION OF THE NOTES
The following description of the notes is only a summary and is not intended to be comprehensive. In the event that information in this prospectus supplement is inconsistent with information in the accompanying prospectus, you should rely on this prospectus supplement.
General
We will issue $650,000,000 of the 5.150% notes due 2029, $650,000,000 of the 5.450% notes due 2034 and, $400,000,000 of the 5.600% notes due 2053 under an indenture, which is a contract between us and the trustee, The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 as will be supplemented by the supplemental indenture dated as of February 1, 2024 and as it may be further supplemented from time to time, which is referred to herein collectively as the “Indenture.” Subject to the limitations described in this prospectus supplement and the accompanying prospectus, we may issue additional notes under the Indenture with the same priority as the notes offered hereby, including notes having the same series designation and terms (except for the public offering prices and the issue date) as the notes offered hereby, without the approval of the holders of outstanding notes under the Indenture, including the holders of any series the outstanding notes offered hereby.
The 2053 notes offered by this prospectus supplement will be part of our 5.600% notes due 2053, of which we issued $650,000,000 in aggregate principal amount on February 21, 2023. Accordingly, the 2053 notes offered by the prospectus supplement will have terms that are identical to the terms of the previously issued 5.600% notes due 2053 (other than the initial offering price) and will have the same CUSIP number and will be fungible with the previously issued 5.600% notes due 2053. Upon the issuance of the 5.600% notes due 2053 offered hereby, the outstanding aggregate principal amount of our 5.600% notes due 2053 will be $1,050,000,000.
The terms of the notes will not necessarily afford you protection in the event of particular transactions or upon the occurrence of particular events that may adversely affect you, including a reorganization, recapitalization, restructuring, merger or other similar transactions involving us or our subsidiaries, whether or not in connection with a change of control. As a result, we could enter into such transactions even though the transaction could adversely affect our capital structure or credit ratings or otherwise adversely affect the holders of the notes. The notes will not contain any provisions that will require us to redeem, or permit the holders of the notes to cause a redemption or purchase of, the notes upon the occurrence of any particular event. However, we may redeem some or all of the notes at any time or from time to time prior to maturity, at our option, as described in this prospectus supplement under “— Optional Redemption” below.
Interest Rate and Maturity
The 2029 notes will pay interest at the fixed rate of 5.150% per annum, the 2034 notes will pay interest at the fixed rate of 5.450% per annum and the 2053 notes will pay interest at the fixed rate of 5.600% per annum. Interest on the notes will be payable semi-annually on March 15 and September 15 of each year, beginning on September 15, 2024, in the case of the 2029 and 2034 notes, and March 15, 2024, in the case of the 2053 notes. The 2029 notes will mature on March 15, 2029, the 2034 notes will mature on March 15, 2034 and the 2053 notes will mature on March 15, 2053.
Interest on the notes will accrue from and include the date that the notes are issued to and excluding the date of maturity or redemption. Interest will be computed on the basis of a 360-day year of twelve 30-day months. On each interest payment date, we will pay interest on each note to the person in whose name the note is registered at the close of business on the record date for such interest. The record date for each interest payment date in respect of the notes will be the close of business on the Business Day immediately preceding the applicable interest payment date. If any interest payment date falls on a day that is not a Business Day, payment will be made on the next Business Day and no additional interest or other payment will be paid in respect of such delay. “Business Day” means any day that is not a Saturday, a Sunday or a day on which commercial banking institutions in New York City are generally authorized or required by law or executive order to be closed.

Ranking
The notes will be our direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. As of December 31, 2023, our subsidiaries had outstanding approximately $30.26 billion of long-term debt, including long-term debt to financing trusts and the portion of long-term debt due within one year. The Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness. In addition, the notes will not be obligations of or guaranteed by any of our subsidiaries. The Indenture does not limit our ability to issue secured debt senior to the notes or the amount of debt we or our subsidiaries may issue, whether secured or unsecured.
Please see “Capitalization” in this prospectus supplement for information with respect to the long-term debt and short-term borrowings of us and our subsidiaries as of December 31, 2023.
Form and Denomination
The notes will be issued in registered form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.
The notes will initially be issued in “book-entry only form,” represented by a permanent global debt security registered in the name of DTC, including Clearstream and/or Euroclear, or its nominee. However, we reserve the right to issue notes in certificated form registered in the name of the noteholders. For so long as the notes are registered in the name of DTC or its nominee, we will pay the principal, premium, if any, and interest due on the notes to DTC for payment to its participants for subsequent disbursement to the beneficial owners. For further information on DTC and its practices, see “Book-Entry System” below.
Optional Redemption
At any time prior to February 15, 2029, in the case of the 2029 notes, December 15, 2033, in the case of the 2034 notes, or September 15, 2052, in the case of the 2053 notes (in each case with respect to the applicable series of notes, the Par Call Date) we may redeem the notes at our option, in whole or in part, at any time and from time to time, at a redemption price (expressed as a percentage of principal amount and rounded to three decimal places) equal to the greater of:
•
(a) the sum of the present values of the remaining scheduled payments of principal and interest thereon discounted to the redemption date (assuming the notes matured on the applicable Par Call Date) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus (i) 15 basis points, in the case of the 2029 notes, (ii) 20 basis points, in the case of the 2034 notes and (iii) 30 basis points, in the case of the 2053 notes, in each case, less (b) interest accrued to the date of redemption; and,

•
100% of the principal amount of the notes then outstanding to be redeemed,

plus, in each case, accrued and unpaid interest thereon to the redemption date.
On or after the applicable Par Call Date, we may redeem the notes, in whole or in part, at any time and from time to time, at a redemption price equal to 100% of the principal amount of the notes being redeemed plus accrued and unpaid interest thereon to the redemption date.
Any optional redemption may be conditioned upon the consummation of one or more other transactions, including any debt or equity issuance by us or any of our parent companies or subsidiaries. The Trustee shall not have responsibility for calculating any redemption price. Redemption of the notes of one series may be made without the redemption the notes of any other series.

“Treasury Rate” means, with respect to any redemption date, the yield determined by us in accordance with the following two paragraphs.
The Treasury Rate shall be determined by us after 4:15 p.m., New York City time (or after such time as yields on U.S. government securities are posted daily by the Board of Governors of the Federal Reserve System), on the third business day preceding the redemption date based upon the yield or yields for the most recent day that appear after such time on such day in the most recent statistical release published by the Board of Governors of the Federal Reserve System designated as “Selected Interest Rates (Daily) — H.15” (or any successor designation or publication) (“H.15”) under the caption “U.S. government securities — Treasury constant maturities — Nominal” (or any successor caption or heading) (“H.15 TCM”). In determining the Treasury Rate, we shall select, as applicable: (1) the yield for the Treasury constant maturity on H.15 exactly equal to the period from the redemption date to the Par Call Date (the “Remaining Life”); or (2) if there is no such Treasury constant maturity on H.15 exactly equal to the Remaining Life, the two yields — one yield corresponding to the Treasury constant maturity on H.15 immediately shorter than and one yield corresponding to the Treasury constant maturity on H.15 immediately longer than the Remaining Life — and shall interpolate to the Par Call Date on a straight-line basis (using the actual number of days) using such yields and rounding the result to three decimal places; or (3) if there is no such Treasury constant maturity on H.15 shorter than or longer than the Remaining Life, the yield for the single Treasury constant maturity on H.15 closest to the Remaining Life. For purposes of this paragraph, the applicable Treasury constant maturity or maturities on H.15 shall be deemed to have a maturity date equal to the relevant number of months or years, as applicable, of such Treasury constant maturity from the redemption date.
If on the third business day preceding the redemption date H.15 TCM is no longer published, we shall calculate the Treasury Rate based on the rate per annum equal to the semi-annual equivalent yield to maturity at 11:00 a.m., New York City time, on the second business day preceding such redemption date of the United States Treasury security maturing on, or with a maturity that is closest to, the Par Call Date, as applicable. If there is no United States Treasury security maturing on the Par Call Date but there are two or more United States Treasury securities with a maturity date equally distant from the Par Call Date, one with a maturity date preceding the Par Call Date and one with a maturity date following the Par Call Date, we shall select the United States Treasury security with a maturity date preceding the Par Call Date. If there are two or more United States Treasury securities maturing on the Par Call Date or two or more United States Treasury securities meeting the criteria of the preceding sentence, we shall select from among these two or more United States Treasury securities the United States Treasury security that is trading closest to par based upon the average of the bid and asked prices for such United States Treasury securities at 11:00 a.m., New York City time. In determining the Treasury Rate in accordance with the terms of this paragraph, the semi-annual yield to maturity of the applicable United States Treasury security shall be based upon the average of the bid and asked prices (expressed as a percentage of principal amount) at 11:00 a.m., New York City time, of such United States Treasury security, and rounded to three decimal places.
Our actions and determinations in determining the redemption price shall be conclusive and binding for all purposes, absent manifest error.
Notice of any redemption will be mailed or electronically delivered (or otherwise transmitted in accordance with the depositary’s procedures) at least 10 days but not more than 60 days before the redemption date to each holder of notes to be redeemed.
In the case of a partial redemption, notes in definitive form will be selected for redemption by lot by the Trustee. No notes of a principal amount of $2,000 or less will be redeemed in part. If any note in definitive form is to be redeemed in part only, the notice of redemption that relates to such note will state the portion of the principal amount of the note to be redeemed. A new note in definitive form in a principal amount equal to the unredeemed portion of the original note in definitive form will be issued in the name of the holder of such note upon surrender for cancellation of the original definitive note. For so long as the notes are in global form and held by DTC (or another depositary), the redemption of the notes, including the selection of notes in the case of a partial redemption, shall be done in accordance with the policies and procedures of the depositary. Unless we default in payment of the redemption price, on and after the redemption date interest will cease to accrue on the notes or portions thereof called for redemption.

Events of Default
An “Event of Default” with respect to a series of debt securities issued under the Indenture means any of the following:
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we fail to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

•
we fail to pay any interest on any debt security of that series for 30 days after such is due;

•
we fail to observe or perform any other covenants or agreements set forth in the debt securities of that series, or in the Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•
our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the Indenture. If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the debt securities of the affected series may declare the entire principal of the debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the debt securities of the particular series affected, on behalf of the holders of all debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Indenture at the request of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of 33% of the principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•
the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Indenture and the debt securities issued thereunder, including the notes.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of debt securities of the series affected then outstanding:
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extending the fixed maturity of any debt security;

•
reducing the interest rate or extending the time of payment of interest;

•
reducing any premium payable upon redemption;

•
reducing the principal amount;

•
reducing the amount of principal payable upon acceleration of the maturity of a discounted debt security following default;

•
changing the currency of payment on a debt security; or

•
reducing the percentage of securityholders whose consent is required to modify or amend the Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to those changes specified in the Indenture, including those which are of an administrative nature or are changes that would not adversely affect holders of the debt securities.
Changes Requiring a Majority of all Holders to Approve
A vote in favor by securityholders owning a majority of the principal amount of the debt securities of a particular series of affected debt securities is required for any other matter listed in the Indenture.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
•
we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the notes of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.
The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the notes of a series (except for, among other things, obligations to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the notes of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the notes on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the notes of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the notes of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the notes of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the notes of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Open Market Purchases
We may acquire the notes by means other than a redemption, whether by tender offer, open market purchases, negotiated transactions or otherwise, in accordance with applicable securities laws, so long as such acquisition does not otherwise violate the terms of the Indenture.
Governing Law
The Indenture and the notes will be governed by the laws of the State of New York.
Concerning the Trustee
We and our affiliates use or may use some of the banking services of the Trustee in the normal course of business.
Book-Entry System
We will issue the notes in the form of one or more global notes in fully registered form initially in the name of Cede & Co., as nominee of DTC, or such other name as may be requested by an authorized representative of DTC. The global notes will be deposited with DTC and may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any nominee to a successor of DTC or a nominee of such successor.
DTC, the world’s largest securities depository, is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for U.S. and non-U.S. equity, corporate and municipal debt issues, and money market instruments that DTC’s participants (direct participants) deposit with DTC. DTC also facilitates the post-trade settlement among direct participants of sales and other securities transactions in deposited securities through electronic computerized book-entry transfers and pledges between direct participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (DTCC). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly (indirect participants). The rules applicable to DTC and its direct and indirect participants are on file with the SEC. More information about DTC can be found at www.dtcc.com. We do not intend this internet address to be an active link or to otherwise incorporate the content of the website into this prospectus supplement.
Clearstream advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream holds securities for its customers and facilitates the clearance and settlement of securities transactions between its customers through electronic book-entry transfers between their accounts. Clearstream provides to its customers among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Its customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Its customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with the customer.
Euroclear advises that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V.. Euroclear Clearance establishes policy for Euroclear on behalf of Euroclear participants. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the Initial purchasers. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly. Securities clearance accounts and cash accounts with the Euroclear operator are governed by the terms and conditions governing use of Euroclear and the related operating procedures of Euroclear. These terms and conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear operator acts under the terms and conditions only on behalf of Euroclear participants and has no record of or relationship with persons holding through Euroclear participants.

Euroclear further advises that investors that acquire, hold and transfer interests in the notes by book-entry through accounts with the Euroclear operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the global securities.
Purchases of notes under the DTC system must be made by or through direct participants, which will receive a credit for the notes in DTC’s records. The ownership interest of each actual purchaser of notes (beneficial owner) is in turn to be recorded on the direct and indirect participants’ records. Beneficial owners of the notes will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the notes are to be accomplished by entries made on the books of direct and indirect participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in the notes, except in the event that use of the book-entry system for the notes is discontinued.
To facilitate subsequent transfers, all notes deposited by direct participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of notes with DTC and their registration in the name of Cede & Co. or such other nominee do not effect any change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the notes; DTC’s records reflect only the identity of the direct participants to whose accounts such notes are credited, which may or may not be the beneficial owners. The direct and indirect participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. The laws of some jurisdictions may require that certain persons take physical delivery in definitive form of securities which they own. Consequently, those persons may be prohibited from purchasing beneficial interests in the global notes from any beneficial owner or otherwise.
Redemption notices shall be sent to DTC. If less than all of the notes within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed.
So long as DTC’s nominee is the registered owner of the global notes, such nominee for all purposes will be considered the sole owner or holder of the notes for all purposes under the Indenture. Except as provided below, beneficial owners will not be entitled to have any of the notes registered in their names, will not receive or be entitled to receive physical delivery of the notes in definitive form and will not be considered the owners or holders thereof under the Indenture.
Neither DTC nor Cede & Co. (nor such other DTC nominee) will consent or vote with respect to the notes. Under its usual procedures, DTC mails an omnibus proxy to the issuer as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts the notes are credited on the record date (identified in a listing attached to the omnibus proxy).
All payments on the global notes will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit direct participants’ accounts upon DTC’s receipt of funds and corresponding detail information from trustees or issuers on payment dates in accordance with their respective holdings shown on DTC’s records. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the Trustee or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) shall be the responsibility of the Trustee or us, disbursement of such payments to direct participants shall be the responsibility of DTC, and disbursement of such payments to the beneficial owners shall be the responsibility of direct and indirect participants.

DTC may discontinue providing its service as securities depositary with respect to the notes at any time by giving reasonable notice to us or the Trustee. In addition, we may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In the event that a successor securities depositary is not obtained under the above circumstances, or, alternatively, if an event of default with respect to the notes has occurred and is outstanding, note certificates in fully registered form are required to be printed and delivered to beneficial owners of the global notes representing such notes.
Secondary market trading between DTC participants will occur in the ordinary way in accordance with DTC’s rules and will be settled in immediately available funds using DTC’s same-day funds settlement system. Secondary market trading between Clearstream customers and/or Euroclear participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.
Cross market transfers between persons holding directly or indirectly through DTC on the one hand, and directly or indirectly through Clearstream customers or Euroclear participants, on the other, will be effected in DTC in accordance with DTC’s rules on behalf of the relevant European international clearing system by its U.S. depositary; however, such cross market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. depository to take action to effect final settlement on its behalf by delivering interests in the notes to or receiving interests in the notes from DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Clearstream customers and Euroclear participants may not deliver instructions directly to their respective U.S. depositaries.
Because of time-zone differences, credits of interests in the notes received by Clearstream or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the Business Day following the DTC settlement date. Such credits or any transactions involving interests in such notes settled during such processing will be reported to the relevant Clearstream customers or Euroclear participants on such Business Day. Cash received by Clearstream or Euroclear as a result of sales of interests in the notes by or through a Clearstream customer or a Euroclear participant to a DTC participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the Business Day following settlement in DTC.
The information in this section has been obtained from sources that we believe to be reliable, but we take no responsibility for its accuracy.
Neither we, the Trustee nor the underwriters will have any responsibility or obligation to direct participants, or the persons for whom they act as nominees, with respect to the accuracy of the records of DTC, its nominee or any direct participant with respect to any ownership interest in the notes, or payments to, or the providing of notice to direct participants or beneficial owners.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material United States federal income tax considerations relating to the purchase, ownership and disposition of the notes, but does not purport to be a complete analysis of all potential tax considerations. This summary is based on the United States Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, judicial authority, published administrative positions of the United States Internal Revenue Service (the “IRS”) and other applicable authorities, all as in effect on the date of this document, and all of which are subject to change, possibly on a retroactive basis. We have not sought, and will not seek, any ruling from the IRS with respect to the statements made and the conclusions reached in the following summary and there can be no assurance that the IRS will agree with our statements and conclusions or that a court would not sustain any challenge by the IRS in the event of litigation.
There is currently $650,000,000 in aggregate principal amount of 5.600% notes due 2053 that were issued on February 21, 2023 (the “Prior Issuance”). The 2053 notes offered by the prospectus supplement will have terms that are identical to the terms of the previously issued 5.600% notes due 2053 (other than the initial offering price), will have the same CUSIP number and will be fungible with the notes issued in the Prior Issuance. This discussion pertains to the 2029 notes, the 2034 notes and the additional 2053 notes offered hereby, and does not apply to the notes issued in the Prior Issuance that are presently outstanding.
This summary deals only with beneficial owners of notes that acquire the notes for cash in this offering at their issue price (generally, the first price at which a substantial amount of the notes are sold for money to investors (excluding sales to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) and that will hold the notes as “capital assets” within the meaning of section 1221 of the Code (generally, property held for investment). This summary does not purport to deal with all aspects of United States federal income taxation that might be relevant to particular beneficial owners in light of their personal investment circumstances or status, nor does it address tax considerations applicable to beneficial owners that may be subject to special tax rules, such as banks and financial institutions, individual retirement and other tax-deferred accounts, tax-exempt entities, governments or government instrumentalities, S corporations, partnerships or other pass-through entities for United States federal income tax purposes or investors in such entities, insurance companies, regulated investment companies, real estate investment trusts, broker-dealers, dealers or traders in securities or currencies, certain former citizens or residents of the United States subject to section 877 of the Code, controlled foreign corporations, non-United States trusts or estates with United States beneficiaries, passive foreign investment companies, corporations that accumulate earnings to avoid United States federal income tax and taxpayers subject to the alternative minimum tax. This summary also does not discuss notes held as part of a hedge, straddle, synthetic security, constructive sale transaction or conversion transaction, situations in which the “functional currency” of a United States Holder (as defined below) is not the United States dollar or situations where a United States Holder (as defined below) holds a note through a bank, financial institution or other entity or a branch thereof, that is located, organized or resident outside the United States. Moreover, the effect of any United States federal non-income taxes (such as estate or gift taxes) and any state, local or non-United States tax laws or tax treaties are not discussed.
The following discussion assumes that the notes will be issued with no (or de minimis) original issue discount. If, however a note’s stated principal amount exceeds its issue price by an amount that is greater than or equal to a specified de minimis amount, as determined under applicable Treasury regulations, a United States Holder would be required to include the excess in income as original issue discount, as it accrues, in accordance with a constant-yield method based on a compounding of interest before the receipt of cash payments attributable to this income.
In the case of a beneficial owner of notes that is classified as a partnership for United States federal income tax purposes, the tax treatment of the notes to a partner in the partnership generally will depend upon the tax status of the partner and the activities of the partner and the partnership. If you are a partner of a partnership holding notes, then you should consult your own tax advisors about the United States federal income tax consequences to you of the purchase, ownership and disposition of the notes by the partnership.

The following discussion is for informational purposes only and is not a substitute for careful tax planning and advice. Investors considering the purchase of notes should consult their own tax advisors with respect to the application of the United States federal income tax laws to their particular situations, as well as any tax consequences arising under any other federal tax laws or the laws of any state, local or non-United States taxing jurisdiction or under any applicable tax treaty, and the possible effects of changes in United States federal tax laws, or in any applicable tax treaty.
Effect of Certain Contingencies
In certain circumstances, we may be required to pay amounts in excess of stated interest and principal on the notes. Our obligation to pay such excess amounts may implicate the provisions of the Treasury regulations relating to “contingent payment debt instruments” (“CPDIs”) in which case the timing and amount of income inclusions and the character of income recognized may be different from the consequences discussed herein. However, under these Treasury regulations, one or more contingencies will not cause a series of the notes to be treated as CPDIs if, as of the issue date of such series of notes, such contingencies, in the aggregate, are considered remote or incidental. Although the issue is not free from doubt, we intend to take the position that the possibility of payment of such excess amounts should be treated as remote and/or incidental and do not result in the notes being treated as CPDIs under applicable Treasury regulations.
Our position that these contingencies are remote or incidental is binding on a holder, unless such holder explicitly discloses to the IRS on its tax return for the taxable year during which it acquires the notes that it is taking a different position. However, this determination is inherently factual and we can give you no assurance that our position would be sustained if challenged by the IRS. A successful challenge of this position by the IRS may require a holder to accrue ordinary interest income on the notes at a rate in excess of the stated interest rate, and to treat any gain realized on the sale, exchange, redemption, retirement or other taxable disposition of the notes as ordinary income rather than capital gain. Holders of notes should consult their own tax advisors regarding the tax consequences of the notes being treated as CPDIs. The remainder of this discussion assumes that the notes will not be treated as CPDIs for United States federal income tax purposes.
United States Holders
The following is a summary of certain United States federal income tax considerations for a United States Holder. For purposes of this summary, the term “United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:
•
an individual who is a citizen or a resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the “substantial presence” test under section 7701(b) of the Code;

•
a corporation, or any other entity treated as a corporation for United States federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•
a trust, if (1) a court within the United States is able to exercise primary jurisdiction over its administration and one or more “United States persons” (within the meaning of the Code) have the authority to control all of its substantial decisions, or (2) the trust has a valid election in place under applicable Treasury regulations to be treated as a domestic trust for United States federal income tax purposes.

Qualified Reopening
Debt instruments issued as part of the “qualified reopening” of a previous issue of debt instruments are treated as part of the original issue and, consequently, are deemed to have the same issue date and the same issue price as the original debt instruments. It is expected that this offering of the 2053 notes will meet the requirements for a “qualified reopening” of the Prior Issuance under applicable U.S. Treasury regulations and therefore as having the same issue price and issue date as the Prior Issuance for U.S. federal income tax purposes. Accordingly, it is expected that, and this discussion assumes that, the 2053 notes offered hereby will have the same issue price and issue date as the 2053 notes issued pursuant to the Prior Issuance and will not be considered to be issued with “original issue discount” for U.S. federal income tax purposes.
Pre-Issuance Accrued Interest
A portion of the price paid for the notes offered hereby will be allocable to interest that accrued prior to the date such notes are purchased (“pre-issuance accrued interest”). To the extent that a portion of a U.S. holder's purchase price for the notes is allocable to pre-issuance accrued interest, a portion of the first stated interest payment equal to the amount of such pre-issuance accrued interest may be treated as a nontaxable return of such pre-issuance accrued interest to the U.S. holder and not as a payment of interest on the note. The remainder of this discussion assumes that the pre-issuance accrued interest will be so treated, and all references to interest in the remainder of this discussion exclude references to pre-issuance accrued interest.
Taxation of stated interest on a note
Stated interest on a note generally will be included in the gross income of a United States Holder as ordinary income at the time such interest is accrued or received, in accordance with the United States Holder’s method of tax accounting for United States federal income tax purposes.
Sale, exchange, redemption, retirement or other taxable disposition of a note
Upon the sale, exchange, redemption, retirement or other taxable disposition of a note, a United States Holder generally will recognize gain or loss equal to the difference, if any, between (1) the amount realized on the disposition, except any portion of such amount that is attributable to accrued but unpaid interest, which will be taxed as ordinary interest income to the extent not previously so taxed, and (2) the United States Holder’s adjusted tax basis in the note. A United States Holder’s adjusted tax basis in a note generally will equal the cost of the note to such United States Holder including any pre-issuance accrued interest with respect to the notes offered hereby, reduced by any principal payments on the note received by such United States Holder and any pre-issuance accrued interest previously received with respect to the notes. Any such gain or loss generally will be long-term capital gain or loss if, at the time of such disposition, the United States Holder has held the note for more than one year. Individuals and other non-corporate taxpayers are, under certain circumstances, subject to United States federal income tax on long-term capital gains at a reduced tax rate. The deductibility of capital losses is subject to limitations. Each United States Holder should consult its own tax advisors as to the deductibility of capital losses in its particular circumstances.
Information reporting and backup withholding
In general, we must report certain information to the IRS with respect to payments of stated interest and payments of the proceeds of the sale or other taxable disposition (including a retirement or redemption) of a note to certain United States Holders, except in the case of an exempt recipient (such as a corporation). The payor (which may be us or an intermediate payor) will be required to impose backup withholding tax, currently at a rate of 24 percent, with respect to the foregoing amounts if (1) the payee fails to furnish a taxpayer identification number (“TIN”) to the payor or to establish an exemption from backup withholding, (2) the IRS notifies the payor that the TIN furnished by the payee is incorrect, (3) there has been a notified payee underreporting described in section 3406(c) of the Code or (4) the payee has not certified under penalties of perjury that it has furnished a correct TIN, that it is a United States person and that the IRS has not notified the payee that it is subject to backup withholding under the Code. Backup withholding tax is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a United States Holder will be allowed as a credit against the holder’s United States federal income tax liability, if any, and may entitle the United States Holder to a refund, provided that the required information is timely furnished to the IRS. United States Holders should consult their own tax advisors regarding the effect, if any, of the backup withholding rules on their particular circumstances.

Medicare contribution tax
An additional 3.8 percent tax will be imposed on certain United States Holders who are individuals, estates or trusts (other than certain exempt trusts or estates) on the lesser of (1) the United States Holder’s “net investment income” (or undistributed net investment income in the case of an estate or trust) for the relevant taxable year and (2) the excess of the United States Holder’s modified adjusted gross income (or adjusted gross income in the case of an estate or trust) for the taxable year over a certain threshold. A United States Holder’s net investment income will generally include its interest income (including interest paid on a note) and its net gains from the disposition of notes, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States Holder that is an individual, estate or trust, you should consult your tax advisor regarding the applicability of the Medicare contribution tax to your income and gains in respect of your investment in the notes.
Non-United States Holders
The following is a summary of certain United States federal income tax considerations for a non-United States Holder. For purposes of this summary, the term “non-United States Holder” means a beneficial owner of a note that is, for United States federal income tax purposes:
•
a nonresident alien individual;

•
a foreign corporation; or

•
a foreign estate or trust.

The following discussion assumes that no item of income, gain, deduction or loss derived by any non-United States Holder in respect of the notes at any time is effectively connected with the conduct of a United States trade or business. Non-United States Holders with any item of income, gain, deduction or loss in respect of the notes that is effectively connected with the conduct of a United States trade or business should consult their own tax advisors regarding the United States federal income and branch profits tax consequences of the purchase, ownership and disposition of the notes.
Payment of interest
Subject to the discussions on backup withholding and FATCA (as defined below), interest paid on a note by us or any paying agent to a non-United States Holder will be exempt from United States income and withholding tax under the “portfolio interest exemption” provided that (1) the non-United States Holder does not, actually or constructively, own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote, (2) the non-United States Holder is not a controlled foreign corporation related to us, actually or constructively, through stock ownership, (3) the non-United States Holder is not a bank that acquired the notes in consideration for an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business and (4) either (a) the non-United States Holder provides to us or our paying agent an applicable properly completed IRS Form W-8BEN or W-8BEN-E (or applicable successor form) and any applicable attachments, signed under penalties of perjury, that includes its name and address and that certifies that it is not a United States person or in the case of an individual, that the person is neither a citizen or a resident (for United States federal income tax purposes) of the United States, in compliance with applicable law and regulations, or (b) a securities clearing organization, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business on behalf of the non-United States Holder provides a statement to us or our agent under penalties of perjury in which it certifies that a properly completed applicable IRS Form W-8BEN or W-8BEN-E (or applicable successor form) has been received by it from the non-United States Holder or (c) the non-United States Holder holds its notes through a “qualified intermediary” and the qualified intermediary furnishes a copy to us or our agent of a properly executed IRS Form W-8IMY (or applicable successor form) and any applicable attachments on behalf of itself (which may, in some circumstances, include a withholding statement and applicable underlying IRS forms sufficient to establish that the non-United States Holder is not a United States Holder). This certification requirement may be satisfied with other documentary evidence in the case of a note held as an offshore obligation or through certain foreign intermediaries, if certain requirements are met. If a non-United States Holder cannot satisfy the requirements of the portfolio interest exemption described above, payments of interest made to such non-United States Holder generally will be subject to United States withholding tax at the rate of 30 percent, unless the non-United States Holder provides us or our agent with a properly executed IRS Form W-8BEN or W-8BEN-E or applicable successor form) establishing an exemption from, or reduction of the withholding tax under the benefit of an applicable tax treaty.
Sale, exchange, redemption, retirement or other disposition of a note
Subject to the discussions on backup withholding tax and FATCA below, a non-United States Holder generally will not be subject to United States federal income tax or withholding tax on any gain realized on a sale, exchange, redemption, retirement or other taxable disposition of a note (other than any amount representing accrued but unpaid interest on the note, which is subject to the rules discussed above under “— Payment of interest”). However, if a non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition, and certain other requirements are met, such non-United States Holder generally will be subject to United States federal income tax at a flat rate of 30 percent (unless a lower applicable treaty rate applies) on any such non-United States Holder’s United States-source gain, which may be offset by certain United States-source losses.
Information reporting and backup withholding
The amount of interest on a note paid to a non-United States Holder and the amount of tax, if any, withheld from such payment generally must be reported annually to the non-United States Holder and to the IRS, even if such non-United States Holder is exempt from the 30 percent withholding tax described above. The IRS may make this information available under the provisions of an applicable income tax treaty to the tax authorities in the country in which the non-United States Holder is resident.
Provided that a non-United States Holder has complied with certain reporting procedures (usually satisfied by providing an applicable properly completed IRS Form W-8BEN or IRS Form W-8BEN-E) or otherwise establishes an exemption, the non-United States Holder generally will not be subject to backup withholding tax with respect to interest payments on, and the proceeds from a disposition of, a note, unless we or our paying agent know or have reason to know that the holder is a United States person. Rules relating to information reporting requirements and backup withholding with respect to the payment of proceeds from the taxable disposition (including a redemption or retirement) of a note are as follows:
•
If the proceeds are paid to or through the United States office of a broker, a non-United States Holder generally will be subject to backup withholding and information reporting unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN or W-8BEN-E) or otherwise establishes an exemption.

•
If the proceeds are paid to or through a non-United States office of a broker that is not a United States person and does not have certain specified United States connections (a “United States Related Person”), a non-United States Holder will not be subject to backup withholding or information reporting.

•
If the proceeds are paid to or through a non-United States office of a broker that is a United States person or a United States Related Person, a non-United States Holder generally will be subject to information reporting (but generally not backup withholding) unless the non-United States Holder certifies under penalties of perjury that it is not a United States person (usually on an IRS Form W-8BEN) or otherwise establishes an exemption.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability, if any, and may entitle the non-United States Holder to a refund, provided that the required information is timely furnished to the IRS. Non-United States Holders should consult their own tax advisors regarding the application of the backup withholding rules in their particular circumstances and the availability of, and procedure for, obtaining an exemption from backup withholding under current Treasury regulations.

“FATCA” legislation
Sections 1471 through 1474 of the Code and the final Treasury regulations and official IRS guidance associated with such provisions (such provisions, regulations and guidance commonly known as FATCA) generally imposes a United States federal withholding tax of 30 percent on interest income paid on a debt obligation to (1) a foreign financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such institution (a) enters into, and is in compliance with, a withholding and information reporting agreement with the United States government to collect and provide to the United States tax authorities substantial information regarding United States account holders of such institution (which would include certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with United States owners) or (b) is a resident in a country that has entered into an intergovernmental agreement with the United States in relation to such withholding and information reporting and the financial institution complies with the related information reporting requirements of such country or (2) a foreign entity that is not a financial institution (as the beneficial owner or as an intermediary for the beneficial owner), unless such entity provides the withholding agent with a certification identifying the substantial United States owners of the entity, which generally includes any United States person who directly or indirectly owns more than 10 percent of the entity or certifies that it does not have any substantial United States owners. The IRS has issued proposed regulations (on which taxpayers may rely until final regulations are issued) that would generally not apply these withholding requirements to gross proceeds from the disposition of assets such as the notes.
The United States federal income tax discussion set forth above is included for general information only and may not be applicable depending upon a holder’s particular situation. Prospective holders of the notes should consult their own tax advisors with respect to the tax consequences to them of the ownership and disposition of the notes, including the tax consequences under state, local, foreign and other tax laws, any applicable tax treaties and the possible effects of changes in United States or other tax laws.

UNDERWRITING (CONFLICTS OF INTEREST)
Barclays Capital Inc., BofA Securities, Inc., Citigroup Global Markets, Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC are acting as representatives of the underwriters set forth below. Subject to the terms and conditions contained in an underwriting agreement between us and the underwriters, we have agreed to sell to the underwriters and the underwriters have severally agreed to purchase from us, the principal amount of the notes listed opposite their names below:
Underwriter	Principal Amount of 2029 Notes	Principal Amount of 2034 Notes	Principal Amount of 2053 Notes
Barclays Capital Inc.	$119,600,000	$119,600,000	$73,600,000
BofA Securities, Inc.	119,600,000	119,600,000	73,600,000
Citigroup Global Markets Inc.	119,600,000	119,600,000	73,600,000
J.P. Morgan Securities LLC	119,600,000	119,600,000	73,600,000
Morgan Stanley & Co. LLC	119,600,000	119,600,000	73,600,000
Huntington Securities, Inc.	10,834,000	10,833,000	6,667,000
M&T Securities, Inc.	10,833,000	10,834,000	6,666,000
Santander US Capital Markets LLC	10,833,000	10,833,000	6,667,000
CastleOak Securities, L.P.	3,900,000	3,900,000	2,400,000
Drexel Hamilton, LLC	3,900,000	3,900,000	2,400,000
Mischler Financial Group, Inc.	3,900,000	3,900,000	2,400,000
Samuel A. Ramirez & Company, Inc.	3,900,000	3,900,000	2,400,000
Siebert Williams Shank & Co., LLC	3,900,000	3,900,000	2,400,000
Total	$650,000,000	$650,000,000	$400,000,000
The obligations of the several underwriters to purchase the notes are subject to certain conditions as set forth in the underwriting agreement. The underwriters are obligated to purchase all of the notes if they purchase any of the notes. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of the non-defaulting underwriter may be increased or the offering of notes may be terminated. The offering of the notes by the underwriters is subject to receipt and acceptance and subject to the underwriters’ right to reject any order in whole or in part.
We expect to deliver the notes on or about the date specified on the cover page of this prospectus supplement, which will be the third business day following the date of this prospectus supplement (T+3). Under Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in two business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Bonds on the date of this prospectus supplement or the next two succeeding business days will be required, by virtue of the fact that the Bonds initially will settle in T+3, to specify an alternate settlement cycle at the time of any such trade to prevent failed settlement and should consult their own advisors.
The underwriters have advised us that they propose to initially offer the notes to the public at the relevant price to public appearing on the cover page of this prospectus supplement and may also offer the notes to certain securities dealers at the relevant price to public on the cover of this prospectus supplement less a concession of 0.200% of the principal amount of the 2029 notes, of 0.400% of the principal amount of the 2034 notes and 0.500% of the principal amount of the 2053 notes. The underwriters may allow, and such dealers may re-allow, a discount to certain brokers and dealers not in excess of 0.125% of the principal amount of the 2029 notes, of 0.250% of the principal amount of the 2034 notes and 0.250% of the principal amount of the 2053 notes. After the initial public offering, the relevant price to public, concession and discount may be changed.
There is no established trading market for the notes, and the underwriters are not obligated to make a market in the notes. We do not intend to apply for listing of the notes on any securities exchange. The underwriters have advised us that they intend to make a market in the notes but are not obligated to do so and may discontinue such market-making activities at any time without notice. We cannot give any assurance as to the maintenance of the trading market for, or the liquidity of, the notes, the ability of the holders to sell their notes or the price at which holders will be able to sell their notes.
In connection with the offering, the underwriters may engage in transactions that stabilize the price of the notes. These transactions may include purchases for the purpose of fixing or maintaining the price of the notes.
The underwriters may create a short position in the notes in connection with the offering. That means they sell a larger principal amount of the notes than is shown on the cover page of this prospectus supplement. If they create a short position, the underwriters may purchase notes in the open market to reduce the short position.
If the underwriters purchase the notes to stabilize the price or to reduce their short position, the price of the notes could be higher than it might be if they had not made such purchases. The underwriters make no representation or prediction about any effect that purchases may have on the price of the notes and any of such transactions may be discontinued at any time.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters or their affiliates have repurchased notes sold by or for the account of such underwriter in stabilizing or short covering transactions.
We have agreed to indemnify the several underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters may be required to make in respect of any of those liabilities.
Our expenses associated with the offer and sale of the notes, excluding underwriting discounts, are estimated to be approximately $4,500,000.
The underwriters and their respective affiliates are full service financial institutions engaged in various activities. From time to time, in the ordinary course of business, the underwriters and their respective affiliates have engaged and may in the future engage, in sales and trading, commercial banking, investment banking advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services and/or other transactions of a financial nature with us and our affiliates. Consequently, they have received, and in the future may continue to receive, customary fees and commissions for these services. The underwriters or their affiliates may provide credit to us or our affiliates as lenders from time to time, including under our existing revolving credit facility. As described in “Use of Proceeds,” the Company intends to use a portion of the net proceeds of this offering to repay $500 million of Exelon’s outstanding term loans. A banking affiliate of Huntington Securities, Inc., an underwriter of this offering is a lender to the Company for a portion of the $500 million of Exelon’s outstanding term loans to be repaid with the net proceeds from the sale of the notes. These payments represent conflicts of interest under FINRA Rule 5121. See “Underwriting (Conflict of Interest) — Conflict of Interest.”
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates have a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the notes offered hereby. Any such credit default swaps or short positions could adversely affect future trading prices of the notes offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Conflicts of Interest
A portion of the net proceeds of this offering will be paid to an affiliate of Huntington Securities, Inc., an underwriter in this offering, in connection with the repayment of the $500 million of Exelon’s outstanding term loans maturing in April 2024. Because these payments represent at least 5% of the net offering proceeds, Huntington Securities, Inc. is deemed to have a “conflict of interest” under FINRA Rule 5121. The appointment of a “qualified independent underwriter” is not required in connection with this offering as the securities offered are investment grade rated in accordance with Rule 5121, exists for the notes. In accordance with Rule 5121, Huntington Securities, Inc. will not confirm any sales to any account over which either exercises discretionary authority without the specific written approval of the transaction from the account holder. See “Use of Proceeds.”
European Economic Area
The notes may not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client as defined in point (11) of Article 4(1) of MiFID II; or

(ii)
a customer within the meaning of the Insurance Distribution Directive, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or

(iii)
not a qualified investor as defined in the Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

United Kingdom
The notes may not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)
the expression “retail investor” means a person who is one (or more) of the following:

(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

(iii)
not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

(b)
the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the notes to be offered so as to enable an investor to decide to purchase or subscribe for the notes.

Other Regulatory Restrictions in the United Kingdom
Any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) in connection with the issue or sale of the notes may only be communicated or caused to be communicated in circumstances in which Section 21(1) of the FSMA does not apply to Exelon.

All applicable provisions of the FSMA must be complied with in respect to anything done by any person in relation to the notes in, from or otherwise involving the United Kingdom.
Canada
The notes may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the notes must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Hong Kong
The notes have not been offered or sold or will not be offered or sold by means of any document other than (i) to “professional investors” as defined in the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (the “SFO”) and any rules made thereunder, or (ii) in other circumstances which do not result in the document being a “prospectus” as defined in the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap.32, Laws of Hong Kong) (the “Ordinance”) or which do not constitute an offer to the public within the meaning of the Ordinance, and no advertisement, invitation or document relating to the notes has been or will be issued or has been or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere), which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to notes which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
The contents of this prospectus supplement and the accompanying prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus supplement and the accompanying prospectus, you should obtain independent professional advice.
Japan
The notes have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended, the “FIEA”) and each underwriter has agreed that it will not offer or sell any securities, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or the benefit of, any resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan.
Singapore
This prospectus supplement and the accompanying prospectus have not been registered as a prospectus under the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”) by the Monetary Authority of

Singapore, and the offer of the notes in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the notes may not be offered or sold, or made the subject of an invitation for subscription or purchase, nor may this prospectus supplement and the accompanying prospectus or any other document or material in connection with the offer or sale, or invitation for subscription or purchase of the notes be circulated or distributed, whether directly or indirectly, to any person in Singapore other than (i) to an institutional investor as defined in Section 4A of the SFA (“Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor as defined in Section 4A of the SFA (an “Accredited Investor”) or other relevant person as defined in Section 275(2) of the SFA (a “Relevant Person”), or to any person pursuant to an offer referred to in Section 275(1A) of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, and in accordance with the conditions, specified in Section 275 of the SFA or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable exemption or provision of the SFA.
It is a condition of the offer that where the notes are subscribed or purchased pursuant to an offer made in reliance on Section 275 by a Relevant Person which is:
(a)
a corporation (which is not an Accredited Investor) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or

(b)
a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary is an Accredited Investor,

the shares, debentures and units of shares and debentures of that corporation, and the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has subscribed for or acquired the notes except:
(1)
to an Institutional Investor, or an Accredited Investor or other Relevant Person, or which arises from any offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(i)(B) of the SFA (in the case of that trust);

(2)
where no consideration is or will be given for the transfer;

(3)
where the transfer is by operation of law; or

(4)
as specified in Section 276(7) of the SFA; or (E) as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore. Solely for the purposes of our obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, we have determined, and hereby notify all relevant persons (as defined in Section 309A(1) of the SFA) that the notes are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018 of Singapore) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).

Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to Sections 309B(1)(a) and 309B(1)(c) of the SFA, the Company has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the notess are prescribed capital markets products (as defined in Section 309B(10) of the SFA) and excluded investment products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
Notice to Prospective Investors in Switzerland
This prospectus supplement is not intended to constitute an offer or solicitation to purchase or invest in the notes. The notes may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (“FinSA”) and no application has or will be made to admit the notes to trading on any trading venue (exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the notes constitutes a prospectus pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the notes may be publicly distributed or otherwise made publicly available in Switzerland.

Taiwan
The notes have not been and will not be registered with the Financial Supervisory Commission of Taiwan pursuant to relevant securities laws and regulations and may not be sold, issued or offered within Taiwan through a public offering or in circumstances which constitutes an offer within the meaning of the Securities and Exchange Act of Taiwan that requires a registration or approval of the Financial Supervisory Commission of Taiwan. No person or entity in Taiwan has been authorized to offer, sell, give advice regarding or otherwise intermediate the offering and sale of the notes in Taiwan.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania will render an opinion as to the validity of the notes for us. Certain legal matters will be passed on for the underwriters by Winston & Strawn LLP, Houston, Texas. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2023 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. ‘
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, information statements and other information with the SEC. You may read and copy any document we have filed or will file with the SEC at the SEC’s public website (www.sec.gov).
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. This web site and the SEC’s web site above are intended to be inactive textual references only. Information on Exelon’s or the SEC’s web site (other than the documents incorporated by reference) is not a part of this prospectus supplement.
DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2023; and

•
Exelon’s Current Report on Form 8-K filed with the SEC on February 6, 2024

You can also find more information about us from the sources described under “Documents Incorporated by Reference” in the accompanying prospectus.
Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus supplement and the accompanying prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus supplement and the accompanying prospectus incorporate). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus supplement and the accompanying prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement, the accompanying prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus supplement or the accompanying prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

$7,200,000,000
EXELON CORPORATION
Debt Securities
Common Stock
Stock Purchase Contracts
Stock Purchase Units
Preferred Stock
COMMONWEALTH EDISON COMPANY
Debt Securities
POTOMAC ELECTRIC POWER COMPANY
Debt Securities

Exelon Corporation (Exelon) may use this prospectus to offer and sell from time to time:
•
debt securities;

•
common stock;

•
stock purchase contracts;

•
stock purchase units; and

•
preferred stock in one or more series.

Commonwealth Edison Company (ComEd) may use this prospectus to offer and sell from time to time:
•
debt securities

Potomac Electric Power Company (Pepco) may use this prospectus to offer and sell from time to time:
•
debt securities

Exelon, ComEd and Pepco sometimes refer to the securities listed above as the “Securities.”
Exelon, ComEd and Pepco will provide the specific terms of the Securities in supplements to this prospectus prepared in connection with each offering. Please read this prospectus and the applicable prospectus supplement carefully before you invest. This prospectus may not be used to consummate sales of the offered Securities unless accompanied by a prospectus supplement.
Exelon’s common shares are listed on the Nasdaq Stock Market LLC, under the symbol “EXC.”

Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the Securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 20, 2024.

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that Exelon, ComEd and Pepco have each filed with the Securities and Exchange Commission (SEC) using a “shelf” registration process. Under this shelf registration process, each of us may, from time to time, sell our Securities described in this prospectus in one or more offerings. Each time Exelon, ComEd and Pepco (each, a registrant) sells Securities, the registrant will provide a prospectus supplement that will contain a description of the Securities the registrant will offer and specific information about the terms of the offering. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and the prospectus supplement, you should rely on the prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
Information contained herein relating to each registrant is filed separately by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant or Securities issued by any other registrant.
As used in this prospectus, the terms “we,” “our” and “us” generally refer to:
•
Exelon with respect to Securities issued by Exelon.

•
ComEd with respect to Securities issued by ComEd.

•
Pepco with respect to Securities issued by Pepco.

None of the registrants will guarantee or provide other credit or funding support for the Securities to be offered by another registrant pursuant to this prospectus.
We are not offering the Securities in any state where the offer is not permitted.
For more detailed information about the Securities, you should read the exhibits to the registration statement. Those exhibits have either been filed with the registration statement or incorporated by reference to earlier SEC filings listed in the registration statement.
You should rely only on information contained in this prospectus and which is incorporated by reference or the documents to which we have referred you. We have not authorized anyone to provide you with information that is different. This prospectus and related prospectus supplement may be used only where it is legal to sell these securities. The information in this prospectus and any prospectus supplement may only be accurate on the date of this document. The business of the registrant, financial condition, results of operations and prospects may have changed since that date.
Please see “Risk Factors” beginning on page 2 for a discussion of factors you should consider in connection with a purchase of the Securities offered in this prospectus.
FORWARD-LOOKING STATEMENTS
This prospectus and the documents incorporated or deemed incorporated by reference as described under the heading “Where You Can Find More Information” contain forward-looking statements that are not based entirely on historical facts and are subject to risks and uncertainties. Words such as “believes,” “anticipates,” “expects,” “intends,” “plans,” “predicts” and “estimates” and similar expressions are intended to identify forward-looking statements but are not the only means to identify those statements. These forward- looking statements are based on assumptions, expectations and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Any forward-looking statements are not guarantees of our future performance and are subject to risks and uncertainties.
This prospectus contains certain forward-looking statements within the meaning of federal securities laws, which are subject to risks and uncertainties. The factors that could cause actual results to differ materially from the forward-looking statements made by Exelon, ComEd, and Pepco include those factors discussed herein, as well as the items discussed in (1) the registrants’ 2022 Annual Report on Form 10-K in (a) Part I, ITEM 1A. Risk Factors, (b) Part II, ITEM 7. Management’s Discussion and Analysis of

Financial Condition and Results of Operations, and (c) Part II, ITEM 8. Financial Statements and Supplementary Data: Note 18, Commitments and Contingencies; (2) the registrants’ Third Quarter 2023 Quarterly Report on Form 10-Q in (a) Part II, ITEM 1A. Risk Factors, (b) Part I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and (c) Part I, ITEM 1. Financial Statements: Note 12, Commitments and Contingencies; and (3) other factors discussed in filings with the Securities and Exchange Commission by the registrants.
You are cautioned not to place undue reliance on these forward-looking statements, which apply only as of the date on the front of this prospectus or, as the case may be, as of the date on which we make any subsequent forward-looking statement that is deemed incorporated by reference. We do not undertake any obligation to update or revise any forward-looking statement to reflect events or circumstances after the date as of which any such forward-looking statement is made.
RISK FACTORS
Investing in the Securities involves various risks. You are urged to read and consider the risk factors described in (a) the combined Annual Report on Form 10-K of Exelon, ComEd and Pepco for the year ended December 31, 2022, filed with the SEC on February 14, 2023. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus. The prospectus supplement applicable to each type or series of Securities offered by one of the registrants will contain a discussion of additional risks applicable to an investment in such registrant and the particular type of Securities the registrant is offering under that prospectus supplement.
EXELON CORPORATION
Exelon, incorporated in Pennsylvania in February 1999, is a utility services holding company engaged through ComEd, PECO Energy Company, Baltimore Gas and Electric Company, Pepco, Delmarva Power & Light Company and Atlantic City Electric Company, in the energy distribution and transmission businesses. Exelon’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 800-483-3220.
COMMONWEALTH EDISON COMPANY
ComEd’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in northern Illinois, including the City of Chicago.
ComEd was organized in the State of Illinois in 1913 as a result of the merger of Cosmopolitan Electric Company into the original corporation named Commonwealth Edison Company, which was incorporated in 1907. ComEd’s principal executive offices are located at 10 South Dearborn Street, Chicago, Illinois 60603, and its telephone number is 312-394-4321.
POTOMAC ELECTRIC POWER COMPANY
Pepco’s energy delivery business consists of the purchase and regulated retail sale of electricity and the transmission and distribution of electricity to retail customers in the District of Columbia and major portions of Prince George’s County and Montgomery County in Maryland.
Pepco was incorporated in the District of Columbia in 1896 and Virginia in 1949. Pepco’s principal executive offices are located at 701 Ninth Street, N.W., Washington, D.C. 20068, and its telephone number is (202) 872-2000.
USE OF PROCEEDS
Except as otherwise indicated in the applicable prospectus supplement, each registrant expects to use the net proceeds from the sale of the Securities for general corporate purposes, including to discharge or refund (by redemption, by purchase on the open market, by purchase in private transactions, by tender offer or otherwise) outstanding long-term debt. Each registrant will describe in the applicable prospectus supplement any specific allocation of the proceeds to a particular purpose that the registrant has made at the date of that prospectus supplement. Please refer to our annual and quarterly reports incorporated by reference into this prospectus and any prospectus supplement for information concerning each registrant’s outstanding long-term debt. See “Where You Can Find More Information.
DESCRIPTION OF SECURITIES
EXELON DEBT SECURITIES
The Exelon debt securities will be our direct, unsecured obligations and may be issued from time to time in one or more offerings of one or more series. The debt securities will be issued under an Indenture between us and The Bank of New York Mellon Trust Company, N.A. (the “Trustee”), dated June 11, 2015 (“Indenture”). The Indenture has been filed as exhibit to the registration statement of which this prospectus is a part. Selected provisions of the Indenture have been summarized below. The summary is not complete and many of the terms contained in the following summary may be modified in the accompanying prospectus supplement. You should read the Indenture for provisions that may be important to you.
Ranking
The debt securities will be Exelon’s direct unsecured general obligations and will rank equally with all of our existing and future unsecured and unsubordinated debt, will be senior in right of payment to all of our existing and future subordinated debt and will be junior to any of our future secured debt to the extent of the value of the collateral securing such secured debt. Because we are a holding company with no material assets other than our ownership interests in our subsidiaries and all of our operations are conducted by our subsidiaries, our debt is effectively subordinated to all existing and future debt, trade creditors, and other liabilities of our subsidiaries. Our rights, and hence the rights of our creditors, to participate in any distribution of assets of any subsidiary upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s creditors, except to the extent that our claims as a creditor of such subsidiary may be recognized. The Indenture does not restrict our or our subsidiaries’ ability to incur additional indebtedness.
Events of Default
An “Event of Default” with respect to a series of debt securities issued under the Indenture means any of the following:
•
we fail to pay the principal of (or premium, if any, on) any debt security of that series when due and payable;

•
we fail to pay any interest on any debt security of that series for 30 days after such is due;

•
we fail to observe or perform any other covenants or agreements set forth in the debt securities of that series, or in the Indenture in regard to such debt securities, continuously for 90 days after notice (which must be sent either by the Trustee or holders of at least 33% of the principal amount of the affected series);

•
our failure to pay principal at maturity or acceleration following a default in an aggregate amount of $100 million or more with respect to any Indebtedness (as defined below) of Exelon Corporation (not including Indebtedness of our subsidiaries), or the acceleration of any of our Indebtedness aggregating $100 million or more which default is not cured, waived or postponed pursuant to an agreement with the holders of the Indebtedness within 30 days after written notice as provided in the Indenture, or the acceleration is not rescinded or annulled within 30 days after written notice as provided in the Indenture; or

•
we file for bankruptcy or certain other events of bankruptcy, insolvency or reorganization occur.

As used in the immediately preceding paragraph, “Indebtedness” means all obligations for borrowed money.
An Event of Default for a particular series of debt securities does not necessarily mean that an Event of Default has occurred for any other series of debt securities issued under the Indenture. If an Event of Default has occurred and has not been cured, the Trustee or the holders of not less than 33% of the principal amount of the debt securities of the affected series may declare the entire principal of the debt securities of such series due and payable immediately. Subject to certain conditions, if we deposit with the Trustee enough money to remedy the default and there is no default continuing, this acceleration of payment may be rescinded by the holders of at least a majority in aggregate principal amount of the debt securities of such series.
The Trustee must, within 90 days after a default occurs, notify the holders of the debt securities of the series of the default if we have not remedied it (default is defined to include the events specified above without the grace periods or notice). The Trustee may withhold notice to the holders of such debt securities of any default (except in the payment of principal or interest) if it in good faith considers such withholding in the interest of the holders. We are required to file an annual certificate with the Trustee, signed by an officer, stating any default by us under any provisions of the Indenture.
Prior to any declaration of acceleration of maturity, the holders holding a majority of the principal amount of the debt securities of the particular series affected, on behalf of the holders of all debt securities of that series, may waive any past default or Event of Default. We cannot, however, obtain a waiver of a payment default.
Other than the duty to act with the required standard of care during an event of default, the Trustee is not required to take any action under the Indenture at the request of any holders unless such holders offer the Trustee reasonable indemnity. Subject to the provisions for indemnification and certain other limitations, the holders of a majority in principal amount of the debt securities of any series may direct the time, method and place of conducting any proceedings for any remedy available to the Trustee with respect to such debt securities.
In order to bypass the Trustee and take steps to enforce your rights or protect your interests relating to the debt securities, the following must occur:
•
you must give the Trustee written notice that an Event of Default has occurred and remains uncured;

•
the holders of 33% of the principal amount of all outstanding debt securities of the relevant series must make a written request that the Trustee take action because of the default, and must offer reasonable indemnity to the Trustee against the cost and other liabilities of taking that action; and

•
the Trustee must have not taken action for 60 days after receipt of the above notice and offer of indemnity.

However, you are entitled at any time to bring a lawsuit for the payment of money due on your debt security on or after its due date.
“Street name” and other indirect holders should consult their banks or brokers for information on how to give notice or direction to, or make a request of, the Trustee and to make or cancel a declaration of acceleration.
Supplemental Indentures
There are three types of changes we can make to the Indenture and the debt securities issued thereunder.
Changes Requiring Each Holder’s Approval
The following changes require the approval of each holder of debt securities of the series affected then outstanding:
•
extending the fixed maturity of any debt security;

•
reducing the interest rate or extending the time of payment of interest;

•
reducing any premium payable upon redemption;

•
reducing the principal amount;

•
reducing the amount of principal payable upon acceleration of the maturity of a discounted debt security following default;

•
changing the currency of payment on a debt security; or

•
reducing the percentage of securityholders whose consent is required to modify or amend the Indenture.

Changes Not Requiring Holder Approval
Changes not requiring holder approval are limited to those changes specified in the Indenture, including those which are of an administrative nature or are changes that would not adversely affect holders of the debt securities.
Changes Requiring a Majority of all Holders to Approve
A vote in favor by securityholders owning a majority of the principal amount of the debt securities of a particular series of affected debt securities is required for any other matter listed in the Indenture.
Consolidation, Merger or Sale
We may not merge or consolidate with any person (as defined in the Indenture) or sell substantially all of our assets as an entirety unless:
•
we are the continuing corporation or the successor person is organized under the laws of the United States or a state or is organized under the laws of a foreign jurisdiction and consents to the jurisdiction of the courts of the United States or a state and expressly assumes the payment of principal, and premium, if any, and interest on the debt securities and the performance and observance of all the covenants and conditions of the Indenture binding on us; and

•
we, or the successor person, are not immediately after the merger, consolidation or sale in default in the performance of a covenant or condition in the Indenture binding on us.

Discharge, Defeasance and Covenant Defeasance
We may discharge certain obligations to holders of the debt securities of a series that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee, in trust, funds in U.S. dollars in an amount sufficient to pay the entire indebtedness including, but not limited to, the principal and premium, if any, and interest to the date of such deposit (if the debt securities have become due and payable) or to the maturity thereof or the redemption date of the debt securities of that series, as the case may be. We may direct the Trustee to invest such funds in U.S. Treasury securities with a maturity of one year or less or in a money market fund that invests solely in short-term U.S. Treasury securities.
The Indenture provides that we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of a series (except for, among other things, obligations to maintain an office or agency with respect to the debt securities and to hold moneys for payment in trust) (“legal defeasance”) or (2) to be released from our obligations to comply with the restrictive covenants under the Indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to the debt securities of a series and such related clause under “— Events of Default” will no longer be applied (“covenant defeasance”). Legal defeasance or covenant defeasance, as the case may be, will be conditioned upon, among other things, the irrevocable deposit by us with the Trustee, in trust, of an amount in U.S. dollars, or U.S. government obligations, or both, applicable to the debt securities of that series which through the scheduled payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal or premium, if any, and interest on the debt securities on the scheduled due dates therefor.
If we effect covenant defeasance with respect to the debt securities of any series, the amount in U.S. dollars, or U.S. government obligations, or both, on deposit with the Trustee will be sufficient, in the opinion of a nationally recognized firm of independent accountants, to pay amounts due on the debt securities of that series at the time of the stated maturity but may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. However, we would remain liable to make payment of such amounts due at the time of acceleration.
We will be required to deliver to the Trustee an opinion of counsel that the deposit and related defeasance will not cause the holders and beneficial owners of the debt securities of that series to recognize income, gain or loss for federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based upon a ruling from the U.S. Internal Revenue Service or a change in law to that effect.
We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option.
Governing Law
The Indenture is governed by the laws of the State of New York.
EXELON COMMON STOCK
The description below is a summary of certain provisions of our common stock. The Pennsylvania Business Corporation Law and our Amended and Restated Articles of Incorporation and Bylaws determine the rights and privileges of holders of our common stock. We encourage you to read such documents, which have been filed with the SEC and are incorporated herein by reference, and the Pennsylvania law for more information regarding such common stock.
General
Our authorized capital stock consists of 2,000,000,000 shares of common stock, without par value per share. Our common stock is listed on NASDAQ and the Chicago Stock Exchange under the trading symbol “EXC.”
Dividends
Dividends on the common stock will be paid if, when and as determined by our Board of Directors out of funds legally available for this purpose. The rate and timing of future dividends will depend upon our future earnings and financial condition and upon other relevant factors affecting our dividend policy, which we cannot presently determine. As a practical matter, our ability to pay dividends will be governed by the ability of our operating subsidiaries to pay dividends to us.
Voting Rights
Holders of common stock are entitled to one vote for each share held of record by them on all matters presented to shareholders. Pursuant to our Amended and Restated Articles of Incorporation, the holders of common stock do not have cumulative voting rights in the election of directors. Our directors are not classified in respect to the time for which they may hold office. The directors are elected at each annual meeting of shareholders for a one year term expiring at the next annual meeting of shareholders. Our Bylaws also provide for certain notice requirements for shareholder nominations and proposals at annual meetings and preclude shareholders from bringing business before any special meeting. Our Amended and Restated Articles of Incorporation and certain provisions of Pennsylvania law require a supermajority vote of holders or a majority vote of disinterested directors to approve certain business combinations and other major transactions involving us.
Liquidation Rights
After satisfaction of the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.
Preemptive and Other Rights
The holders of our common stock do not have preemptive rights as to additional issues of common stock or conversion rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Listing
The outstanding shares of our common stock are, and the shares offered hereby will be, listed on NASDAQ and the Chicago Stock Exchange.
Transfer Agent and Registrar
The Transfer Agent and Registrar for our common stock is Equiniti Trust Company.
EXELON STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of common stock and the number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.
The stock purchase contracts may be issued separately or as a part of units, often known as stock purchase units, consisting of a stock purchase contract and either:
•
our debt securities; or

•
debt obligations of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts.

The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may deliver newly issued prepaid stock purchase contracts, often known as prepaid securities, upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, prepaid securities. The description in the applicable prospectus supplement will not contain all of the information that you may find useful. For more information, you should review the stock purchase contracts, the collateral arrangements and depositary arrangements, if applicable, relating to such stock purchase contracts or stock purchase units and, if applicable, the prepaid securities and the document pursuant to which the prepaid securities will be issued. These documents will be filed with the SEC promptly after the offering of the stock purchase contracts or stock purchase units. Material United States federal income tax considerations applicable to the stock purchase contracts and the stock purchase units will also be discussed in the applicable prospectus supplement.
EXELON PREFERRED STOCK
General
Exelon’s authorized capital stock includes 100,000,000 shares of preferred stock, no par value. There are no shares of preferred stock outstanding.
Our Board of Directors is authorized, without further shareholder action, to divide the preferred stock into one or more series and to determine the following designations, preferences, limitations and special rights of any series (which for any series will be set forth in the related prospectus supplement):
•
the annual dividend rate or rates;

•
the rights, if any, of the holders of shares of the series upon voluntary or involuntary liquidation, dissolution or winding up of our company;

•
the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;

•
the price at and the terms and conditions upon which shares may be redeemed;

•
the terms and amount of any sinking fund for the purchase or redemption of shares of a series; and

•
the exchange or exchanges on which the preferred stock will be listed, if any.

Dividend Rights
The annual dividend rate for each new series of preferred stock and whether such dividends will be cumulative from the date of issuance will be set forth in the applicable prospectus supplement. Dividends will be payable, when declared, quarterly on the first day of February, May, August and November. Any limitations on our rights to pay dividends will be described in the applicable prospectus supplement.
Voting Rights
The voting rights for each new series of preferred stock will be set forth in the applicable prospectus supplement.
Liquidation Rights
The amount per share payable on each series of preferred stock in the event of any voluntary or involuntary liquidation will be set forth in the applicable prospectus supplement.
Redemption Provisions
The redemption provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Sinking Fund
The sinking fund provisions, if any, with respect to each series of preferred stock will be set forth in the applicable prospectus supplement.
Miscellaneous
Holders of our preferred stock will not have any preemptive rights to subscribe for or purchase any additional shares of our capital stock, or other securities or other right or option to purchase shares of capital stock. The new preferred stock, when issued and paid for, will be fully paid and nonassessable.
There is no provision restricting us from purchasing shares of preferred stock in the event of an arrearage in the payment of dividends or sinking fund obligations.
Listing
The prospectus supplement will indicate whether and where the preferred stock to be issued will be listed.
COMED BONDS
The ComEd debt securities will be first mortgage bonds (“bonds”) that will be issued under ComEd’s Mortgage dated July 1, 1923, as amended and supplemented and as further supplemented by a supplemental indenture creating the Bonds. The bonds will bear interest at the rates per annum and will be due and payable on the dates set forth in the applicable prospectus supplement.
We refer to the ComEd Mortgage in this prospectus as the “Mortgage” and to The Bank of New York Mellon Trust Company, N.A. as the “Mortgage Trustee.” The terms “lien of Mortgage,” “mortgage date of acquisition,” “permitted lien,” “prior lien,” “prior lien bonds,” “property additions,” and “utilized under the Mortgage” are used in this prospectus with the meanings given to those terms in the Mortgage.
The Mortgage contains provisions under which substantially all of the properties of ComEd’s electric utility subsidiary, Commonwealth Edison Company of Indiana, Inc., or the Indiana Company, might be subjected to the lien of the Mortgage, if we should so determine, as additional security for our bonds, whereupon that subsidiary would become a “mortgaged subsidiary,” as defined in the Mortgage. Since we have not as yet made any determination as to causing the Indiana Company to become a mortgaged subsidiary, those provisions of the Mortgage that are summarized below that discuss a mortgaged subsidiary as well as us, relate to ComEd only.
We have summarized selected provisions of the Mortgage below. However, because this summary is not complete, it is subject to and is qualified in its entirety by reference to the Mortgage. We suggest that you read the complete text of the ComEd Mortgage, a copy of which we have incorporated by reference as an exhibit to the registration statement of which this prospectus is a part.
Securities Offered
The bonds will be secured equally with all other bonds outstanding or hereafter issued under our Mortgage.
Security
The Mortgage is a first mortgage lien on substantially all property and franchises currently owned by ComEd. Our transmission and distribution assets are the principal properties subject to the lien of the Mortgage. In addition, any property and franchises hereafter acquired by us will also become subject to the lien of the Mortgage. The lien of the mortgage does not attach to expressly excepted property, as described in the next paragraph, and property which may be acquired by us subsequent to the filing of a bankruptcy proceeding with respect to us under the Bankruptcy Reform Act of 1978. The lien is also subject to permitted liens, as described below, and, in the case of after-acquired property, liens, if any, existing or placed on that property at the time of acquisition thereof.
There are expressly excepted from the lien of our Mortgage, whether now owned or hereafter acquired, certain real estate not used in the public utility business, real estate held by us in the name of a nominee, cash and securities not specifically pledged under the Mortgage, receivables, contracts (other than leases), materials and supplies not included in utility plant accounts, merchandise, automobiles, trucks and other transportation equipment and office furniture and equipment.
We have agreed under the Mortgage to hold legal title to the mortgaged property free and clear of all liens other than permitted liens, as defined in the Mortgage. Permitted liens are generally liens or restrictions that do not materially interfere with our use of the mortgaged property for the conduct of our business. Permitted liens include liens for real estate taxes, assessments and governmental charges that are not delinquent or are being contested in good faith; liens for judgments that are being appealed or whose enforcement has been stayed; rights reserved to or vested in municipalities or public authorities under franchises, grants, licenses or permits held by us; leases; easements, reservations, exceptions, conditions, limitations and restrictions affecting the mortgaged property which do not materially interfere with our use of the mortgaged property; zoning laws and ordinances; and inconsequential defects or irregularities in title that, in the opinion of our counsel, may be properly disregarded. In the event that the Mortgage lien on a particular piece of mortgaged property were to be foreclosed, such property would remain subject to liens for taxes on that property. Other liens on that property, to the extent prior to the lien of the Mortgage and representing monetary obligations, would be entitled to payment from the foreclosure sale proceeds prior to any sums being paid to the holders of the bonds.
The bonds will rank equally with all bonds, irrespective of series, now or hereafter outstanding under our Mortgage.
Acquisitions of Property Subject to Prior Liens
We covenant in the Mortgage that we will not acquire any property subject to a prior lien (other than a permitted lien):
•
if the principal amount of prior lien bonds outstanding thereunder and under other prior liens upon such prior lien property exceeds 66 2∕3% of the fair value of such part of such property as shall consist of property of the character of property additions; and

•
unless the net earnings of such property for any twelve-month period within the immediately preceding fifteen-month period shall have been at least two and one-half times the annual interest on all prior lien bonds secured by prior liens on such property.

We also covenant that we will not transfer all or substantially all of our property to any other corporation, the property of which is subject to a prior lien, unless the property of such other corporation could be acquired by us under the provisions of such covenant with respect to the acquisition of property subject to a prior lien.
We covenant in the Mortgage that we will not issue additional prior lien bonds under any prior lien, and that as soon as all prior lien bonds shall cease to be outstanding under any prior lien, we will promptly procure or cause to be procured the cancellation and discharge of that prior lien. We further covenant that upon the discharge of a prior lien we will cause any cash on deposit with the prior lien trustee (other than cash deposited for the payment or redemption of outstanding prior lien bonds) to be deposited with the Mortgage Trustee, except to the extent required to be deposited with the trustee under another prior lien.
Release of Property from Mortgage
Provided that we are not in default under the Mortgage, the Mortgage allows us to release property from the lien of the Mortgage in connection with its sale or other disposition. Under these provisions, we may obtain the release of mortgaged property by:
•
delivering to the Mortgage Trustee specified certificates describing the property to be sold or disposed and the consideration to be received and stating its fair value;

•
delivering an opinion of counsel as to compliance with the provisions of the Mortgage governing such release; and

•
depositing cash with the Mortgage Trustee in an amount equal to the fair value of the property to be released, subject to reduction or elimination as hereinafter described.

“Fair value” is defined as the fair value to us of the property in question. Fair value is determined by one of our engineers; however, a determination by an independent engineer is also required if the fair value of the property in question exceeds 1% or more of the outstanding principal amount of the bonds under the Mortgage. The required cash deposit may be reduced, or eliminated entirely, by utilizing net property additions or bondable bond retirements not previously utilized under the Mortgage.
We have used these provisions from time to time to release substantial amounts of property from the lien of the Mortgage. In December 1999, we obtained the release of our fossil generation assets in connection with their sale to a third party. In January 2001, we obtained the release of, among other things, our nuclear generation assets in connection with their transfer to our affiliate, Generation, as part of the restructuring undertaken by Exelon. In both cases, the releases were accomplished without the deposit of cash due to the availability of sufficient amounts of unutilized bondable bond retirements and net property additions.
Issuance of Additional Bonds
The Mortgage provides that no bonds may be issued which, as to security, will rank ahead of the bonds that may be sold pursuant to this prospectus but, as indicated below, we may, subject to certain limitations, acquire property subject to prior liens. Nonetheless, subject to the limitations discussed below, we may issue additional bonds under the Mortgage with the same priority as the bonds that may be sold pursuant to this prospectus, including bonds having the same series designation and terms as the bonds that may be sold pursuant to this prospectus, without the approval of the holders of outstanding bonds under the Mortgage, including the holders of any outstanding bonds issued pursuant to this prospectus.
The aggregate principal amount of other bonds that may be issued under the Mortgage and that, as to security, will rank equally with the bonds that may be sold pursuant to this prospectus is not limited except as indicated below. Additional bonds of any series may be issued, subject to the provisions of the Mortgage, in principal amount equal to:

•
66 2∕3% of net property additions not previously utilized under the Mortgage;

•
the amount of cash deposited with the Mortgage Trustee as the basis for the issuance of those bonds; and

•
the amount of bondable bond retirements not previously utilized under the Mortgage;

provided, however, that no bonds may be issued on the basis of net property additions or deposited cash, or on the basis of bondable bond retirements if the bonds to be issued bear a higher rate of interest than that borne by the bonds retired or being retired (except when the bonds retired or being retired mature within two years), unless our net earnings for any twelve-month period within the immediately preceding fifteen-month period shall have been equal to at least two and one-half times the annual interest on all bonds then outstanding under the Mortgage, including the bonds then proposed to be issued but not including any bonds then being retired.
The Mortgage provides that cash deposited with the Mortgage Trustee as a basis for the issuance of bonds shall be:
•
paid over to us in an amount, certified to the Mortgage Trustee, equal to 66 2∕3% of the amount of net property additions not previously utilized under the Mortgage, or in an amount equal to the amount of bondable bond retirements not previously utilized under the Mortgage, or both, or

•
applied to the purchase or redemption of bonds.

“Net earnings” means our earnings as defined in the Mortgage after deducting all charges except:
•
charges for the amortization, write-down or write-off of acquisition adjustments or intangibles;

•
property losses charged to operations;

•
provisions of income and excess or other profits taxes imposed on income after the deduction of interest charges, or charges made in lieu of those taxes;

•
interest charges; and

•
amortization of debt and stock discount and expense or premium.

Any net profit or net loss from merchandising and jobbing is to be deducted from operating expenses or added to operating expenses, as the case may be.
Net nonoperating income from property and securities not subject to the lien of the Mortgage may be included in revenues but only to the extent of not more than 10% of the total of such net earnings. No profits or losses on the disposition of property or securities or on the reacquisition of securities shall be included in net earnings. The net earnings calculation under the Mortgage is not affected by certain accounting write-offs related to plant costs.
Except as set forth above, the Mortgage does not limit the amount of additional bonds which can be issued and it does not contain any restrictions on the issuance of unsecured indebtedness. In addition, the Mortgage does not prohibit a merger or sale of substantially all of our assets or a comparable transaction, unless the lien of the Mortgage is impaired, and does not address the effect on bondholders of a highly leveraged transaction.
Property Additions/Bondable Bond Retirements
“Bondable bond retirements” means an amount equal to the principal amount of bonds retired by application of funds deposited with the Mortgage Trustee for cancellation, whether or not such deposit of funds or surrender of bonds is pursuant to a sinking fund or purchase fund.
“Net property additions” means the amount of $50,000,000, plus the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions, less all “current provisions for depreciation” made by us after December 1, 1944, after deducting from those current provisions for depreciation the amount of the “renewal fund requirement,” if any, for the year 1945 and subsequent years.

“Current provisions for depreciation” for any period means the greater of:
•
the total of the amounts appropriated by us for depreciation during that period on all property of the character of property additions not subject to a prior lien, increased or decreased, as the case may be, by net salvage value for that period, such amounts not to include, however, provisions for depreciation charged to surplus, charges to income or surplus for the amortization, write-down or write-off of acquisition adjustments or intangibles, property losses charged to operations or surplus, or charges to income in lieu of income and excess or other profits taxes; and

•
an amount equal to one-twelfth of 2% for each calendar month of that period (or such lesser percentage, as may, at stated intervals, be certified by an independent engineer as adequate) of the original cost, as of the beginning of that month, of all depreciable property of the character of property additions not subject to a prior lien.

Renewal Fund Requirement
We covenant in the Mortgage that we will pay or cause to be paid to the Mortgage Trustee each year an amount of cash equal to the excess, if any, of current provisions for depreciation for that year over the cost or fair market value as of the mortgage date of acquisition thereof, whichever is less, of property additions for that year. That excess amount, which constitutes the renewal fund requirement for that year, is subject to reduction by an amount equal to the amount, certified to the Mortgage Trustee, of net property additions or bondable bond retirements, or both, not previously utilized under the Mortgage. There was no renewal fund requirement for any of the years 1945 through 2011, except as noted in the following table. Any renewal fund requirement was satisfied by certifying an equivalent amount of property additions, except as indicated in the table.
Renewal Fund Requirement
Year	Amount (in millions)	Year	Amount (in millions)	Year	Amount (in millions)
1989	$140.7	1994	$193.6	2004	$270.7
1990	1.0	1995	15.0*
1993	50.9	1996	139.9*

*
Satisfied by certifying an equivalent amount of bondable bond retirements.

Modification of Mortgage
In general, modifications or alterations of the Mortgage and of the rights and obligations of us and of the bondholders, and waivers of compliance with the Mortgage, may, with our approval, be made at a meeting of bondholders upon the affirmative vote of bondholders owning 80% of the principal amount of the bonds entitled to vote at the meeting with respect to the matter involved, but no such modifications or alterations or waivers of compliance shall be made which will permit the extension of time or times of payment of the principal of or the interest or the premium, if any, on any bonds or the reduction in the principal amount thereof or in the rate of interest or the amount of any premium thereon, or any other modification in the terms of such principal, interest or premium, which terms of payment are unconditional, or, otherwise than as permitted by the Mortgage, the creation of any lien ranking prior to or on a parity with the lien of the Mortgage with respect to any of the mortgaged property, all as more fully provided in the Mortgage.
Concerning the Mortgage Trustee
An affiliate of the Mortgage Trustee provides general banking services, including those as a depository, for us and certain of our affiliates. The affiliate is also one of the lenders under credit agreements with us and our affiliates.
Rights Upon Default
The Mortgage provides that in case any one or more of certain specified events (defined as “completed defaults”) shall occur and be continuing, the Mortgage Trustee or the holders of not less than 25% in principal amount of the bonds may declare the principal of all bonds, if not already due, together with all accrued and unpaid interest thereon, to be immediately due and payable. The Mortgage Trustee, upon request of the holders of a majority in principal amount of the outstanding bonds, shall waive such default and rescind any such declaration if such default is cured.
The Mortgage further provides that upon the occurrence of one or more completed defaults, the Mortgage Trustee may proceed by such suits of law or in equity to foreclose the lien of the Mortgage or to enforce any other appropriate remedy as the Mortgage Trustee, being advised by counsel, shall determine.
Holders of bonds have no right to enforce any remedy under the Mortgage unless the Mortgage Trustee have first had a reasonable opportunity to do so following notice of default to the Mortgage Trustee and request by the holders of not less than 25% in principal amount of the bonds for action by the Mortgage Trustee with offer of indemnity satisfactory to the Mortgage Trustee against costs, expenses and liabilities that may be incurred thereby, but such provision does not impair the absolute right of any bondholder to enforce payment of the principal of and interest on such bondholder’s bonds when due.
Default and Notice Thereof to Bondholders
The Mortgage provides that the following shall constitute completed defaults:
•
default shall be made by us in the payment of any installment of interest on any of the bonds when due and such default shall continue for 60 days;

•
default shall be made by us in the payment of the principal of any of the bonds when due, whether at maturity or by declaration or otherwise;

•
default shall be made by us in the payment of any installment of interest on any prior lien bonds when due, and such default shall continue for 30 days after written notice given to us (following the expiration of the period of grace, if any, specified in the prior lien securing such prior lien bonds) by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal amount of the bonds;

•
default shall be made by us in the payment of the principal of any prior lien bonds when due, whether at maturity or by declaration or otherwise, and such default shall continue for 30 days after written notice to us by the Mortgage Trustee or to us and the Mortgage Trustee by the holders of not less than 5% in principal of the bonds;

•
bankruptcy, receivership or similar proceedings shall be initiated by us, or any judgment entered in such proceedings initiated against us shall not have been vacated, set aside or stayed within 45 days after the entry thereof; and

•
default shall be made in the observance or performance of any other of our covenants, conditions or agreements contained in the Mortgage or in the bonds or in any prior lien or prior lien bonds, and such default shall continue for 90 days after written notice to us and the Mortgage Trustee by the holders of not less than 25% in principal amount of the bonds.

Within 90 days after the occurrence of any default which is known to the Mortgage Trustee, the Mortgage Trustee shall give to the bondholders notice of such default unless it shall have been cured; except, in case of defaults in the payment of principal of or interest on the bonds, or in the payment of any sinking fund or purchase fund installment, if the Mortgage Trustee shall in good faith determine that the withholding of such notice is in the interests of the bondholders.
Certificates and Opinions
Officers’ certificates evidencing compliance with the covenants in the Mortgage relating to the payment of taxes and the maintenance of insurance on our properties subject to the lien of the Mortgage must be filed as exhibits to our certificate filed annually with the Mortgage Trustee. In connection with the taking of various actions by the Mortgage Trustee, or the Mortgage Trustee upon our application, including the authentication and delivery of additional bonds, the release of property, the reduction or withdrawal of cash and other matters, the Mortgage requires that we furnish to the Mortgage Trustee orders, requests, resolutions, certificates of the officers, engineers, accountants and appraisers, and opinions of counsel and other documents, the particular documents to be furnished in each case being dependent upon the nature of the application.
PEPCO FIRST MORTGAGE BONDS
The Pepco debt securities will be first mortgage bonds. The following description sets forth certain general terms and provisions of the first mortgage bonds that Pepco may offer pursuant to this prospectus, which we refer to as “new bonds.” The mortgage to be used in connection with each issuance of new bonds is filed as an exhibit to the registration statement.
General — New Bonds
The relevant prospectus supplement will describe the terms of the new bonds being offered, including:
(i)
the designation and aggregate principal amount of such new bonds;

(ii)
the date on which such new bonds will mature;

(iii)
the rate per annum at which such new bonds will bear interest, or the method of determining such rate;

(iv)
the dates on which such interest will be payable;

(v)
any redemption terms; and

(vi)
other specific terms applicable to the new bonds not inconsistent with the provisions of the mortgage.

Payment of Principal and Interest
We will pay principal, premium, if any, and interest on the new bonds in immediately available funds at the corporate trust office of The Bank of New York Mellon or at the office of any other paying agent that we may designate.
Registration and Transfer
We will issue the new bonds only in fully registered form without coupons. Unless the relevant prospectus supplement states otherwise, we will issue the new bonds in denominations of $1,000 or any integral multiple thereof.
So long as any first mortgage bonds remain outstanding, we must maintain an office or agency where holders can present or surrender the first mortgage bonds for payment or for transfer or exchange and where holders can serve notices and demands to or upon us. (Mortgage, Section 4, Article II; Section 4, Article IV) We have designated the corporate trust office of The Bank of New York in the City of New York Mellon as our agent for these purposes. We will not impose any charges for exchanges of the new bonds.
No Sinking Fund
Unless the relevant prospectus supplement states otherwise, there will be no improvement and sinking fund or any maintenance and replacement requirement or dividend restriction for the new bonds. There are no provisions of this type in the mortgage or in any supplemental indenture for any outstanding first mortgage bonds.
Highly Leveraged Transactions
The mortgage does not contain any covenants or other provisions that specifically are intended to afford holders of the new bonds special protection in the event of a highly leveraged transaction.
Security
The new bonds will be secured, together with all other first mortgage bonds now or hereafter issued under the mortgage, by a valid and direct first lien (subject to certain leases, permitted liens and other minor matters) on substantially all of our properties and franchises, other than the following:

(i)
cash, accounts receivable and other liquid assets;

(ii)
securities (including securities evidencing investments in our subsidiaries);

(iii)
contracts, operating agreements and leases by us as lessor;

(iv)
equipment and materials not installed as part of our fixed property; and

(v)
electric energy and other materials, merchandise or supplies produced or purchased by us for sale, distribution or use in the ordinary course of business.

The lien of the mortgage also extends to after-acquired property (other than the types of property described above), including property acquired as a result of a merger or consolidation. However, after-acquired property may be subject to liens existing or placed thereon at the time of acquisition and, in certain circumstances, to liens attaching to such property prior to the recording and/or filing of an instrument specifically describing such property as being subject to the lien of the mortgage.
The mortgage trustee has a lien prior to the lien of holders of first mortgage bonds on the mortgaged property to secure the payment of its reasonable compensation and expenses. (Mortgage, Section 2, Article XIII)
Issuance of Additional First Mortgage Bonds
Subject to the limitation described in the following paragraph, we may issue additional first mortgage bonds ranking equally with the new bonds in an aggregate amount of up to:
(i)
60% of the net bondable value of property additions we have constructed or acquired after June 30, 1936 (except as described below), that (a) are not subject to a prior lien and (b) we have not already used as the basis for issuing first mortgage bonds, withdrawing cash or reducing the amount of cash required to be paid to the mortgage trustee;

(ii)
the amount of cash deposited with the mortgage trustee for such purpose (which we may thereafter withdraw on the same basis that additional first mortgage bonds are issuable under (i) and (iii), and if we do not withdraw it within three years, the cash must be used by the mortgage trustee to purchase or redeem outstanding first mortgage bonds); and

(iii)
the aggregate principal amount of previously issued first mortgage bonds that we have paid at maturity, redeemed or repurchased (other than with funds from the trust estate) and that we have not used as the basis for (a) the issuance of additional first mortgage bonds, (b) the withdrawal of cash from the trust estate or (c) the reduction of the amount of cash required to be paid to the mortgage trustee upon the release of property. In the mortgage these are called refundable bonds.

Property additions generally include property which is used or useful for the business of generating, transmitting or distributing electricity and is properly chargeable to fixed property accounts. The net bondable value of property additions is based on the cost or fair value to us (whichever is less) of new property, with deductions to adjust for, among other things, property retirements. So long as any new bonds are outstanding, property additions constructed or acquired on or before December 31, 1946 may not be made the basis for the issue of first mortgage bonds, or the withdrawal of cash, or the reduction of cash required to be paid to the mortgage trustee. (Mortgage, Article I; Sections 4, 6 and 7, Article III; Section 4, Article VIII); Section 2, Part IV, Supplemental Indenture)
We cannot issue additional first mortgage bonds unless our net earnings available for interest and property retirement appropriations (defined generally as earnings before depreciation, amortization, income taxes and interest charges) for any 12 consecutive calendar months during the immediately preceding 15 months have been at least twice the annual interest charges on all first mortgage bonds then outstanding and then being issued. However, this limitation does not apply if the first mortgage bonds are being issued on the basis of (i) first mortgage bonds paid at, or redeemed or purchased within two years prior to, maturity or (ii) under limited circumstances, certain property additions. (Mortgage, Sections 3, 4 and 7, Article III)

If we acquire property that is subject to a lien prior to the lien of the mortgage, under certain circumstances we may incur additional indebtedness secured by that lien. (Mortgage, Section 16, Article IV)
Release of Property
We may obtain the release of property from the lien of the mortgage by depositing with the mortgage trustee cash, or purchase money obligations secured by the property released, in an aggregate amount at least equal to the fair value of the property to released. The mortgage permits us to reduce the amount required to be deposited by reducing the refundable bond balance by an equal amount and by reducing the amount of cash we could withdraw upon the basis of property additions, as described below. (Mortgage, Article VII; Sections 1 and 2, Article VIII)
The mortgage allows us to dispose of or abandon obsolete property and surrender or modify certain franchises and rights without any release by the mortgage trustee. (Mortgage, Section 2, Article VII)
Cash deposited to obtain a release of property may be used by the mortgage trustee, at our discretion, to redeem or repurchase first mortgage bonds. Upon such redemption or repurchase, we can request that the mortgage trustee release to us an additional amount of cash equal to two-thirds of the aggregate principal amount of the first mortgage bonds repurchased or redeemed. (Mortgage, Section 8, Article VII)
Withdrawal of Cash Deposited with Mortgage Trustee
We may withdraw cash deposited with the mortgage trustee to obtain the release of property in an amount equal to the cost (or, if less than cost, the fair value to us) of property additions purchased, constructed or otherwise acquired on or after the date of the application for the release of the property in respect of which the cash was deposited and by reducing the refundable bond balance by the amount of cash withdrawn. (Mortgage, Sections 1 and 2, Article VIII)
Consolidation, Merger, Transfer of Assets
Nothing in the mortgage or terms of the first mortgage bonds prevents us from
(i)
consolidating with another corporation,

(ii)
merging another corporation into us where we are the survivor,

(iii)
merging into another corporation where the other corporation is the survivor or

(iv)
selling or leasing our property as an entirety or substantially as an entirety, provided that

(a)
the transaction is permitted by law and is approved by all required governmental entities,

(b)
the terms of the transaction do not impair the lien and security of the mortgage on any part of the trust estate or the rights and powers of the mortgage trustee or the holders of first mortgage bonds,

(c)
if we consolidate, merge into another corporation, or sell our property as an entirety or substantially as an entirety, the surviving or acquiring corporation satisfies certain financial requirements and the successor corporation assumes by supplemental indenture all of our obligations under the mortgage and on the first mortgage bonds, and

(d)
if we lease our property as an entirety or substantially as an entirety, the lease is subject to immediate termination by the mortgage trustee if an event of default under the mortgage has happened and is continuing. (Mortgage, Section 1, Article XII)

If we consolidate with or merge into any other corporation, or sell our property as an entirety or substantially as an entirety, the mortgage will not (unless the successor corporation elects otherwise) be or become a lien upon any of the properties or franchises owned by the successor corporation at the time of such merger, consolidation, or sale, or acquired by it thereafter, except those properties acquired from us and additions, extensions, improvements, repairs and replacements to properties included in the trust estate under the mortgage prior to the merger, consolidation, or sale. (Mortgage, Section 3, Article XII)

Modification
Modifications Without Consent
Without the consent of any holders of first mortgage bonds, we and the mortgage trustee may enter into one or more supplemental indentures for any of the following purposes:
(i)
to provide for creation of any series of first mortgage bonds in accordance with the terms of the mortgage;

(ii)
to evidence the assumption by any permitted successor of our covenants in the mortgage and on the first mortgage bonds;

(iii)
to close the mortgage against the issuance of additional first mortgage bonds or add to the restrictions imposed on the issuance of additional first mortgage bonds;

(iv)
to add to our covenants or to surrender any of our rights or powers under the mortgage;

(v)
to subject to the lien of the mortgage property that we may acquire and to amplify or correct the description of any property that is part of the trust estate;

(vi)
to make such provisions in regard to matters or questions arising under the mortgage as may be necessary or desirable and not inconsistent with the mortgage;

(vii)
to modify any provisions of the mortgage or relieve us from any obligations, conditions or restrictions in the mortgage; provided that no such modification will become effective or impair the rights of the holders of first mortgage bonds or the mortgage trustee while any first mortgage bonds that were issued prior to the execution of the supplemental indenture remain outstanding;

(viii)
to cure any ambiguity, or cure, correct or supplement any inconsistent or defective provision contained in mortgage or any supplemental indenture; and

(ix)
to modify, amend or add to the provisions of the mortgage so as to permit the qualification of the mortgage under the Trust Indenture Act. (Mortgage, Section 2, Article II; Sections 1 and 2, Article XII; Section 1, Article XIV)

Modifications Requiring Consent
The mortgage provides that with the consent of the holders of 60% in principal amount of outstanding first mortgage bonds and of 60% in principal amount of first mortgage bonds of each series affected if less than all are affected, the mortgage may be changed except to affect the terms of payment of the principal or interest on any first mortgage bonds or to reduce the percentage of bondholders required to effect any change. (Mortgage, Section 6, Article XV)
Events of Default
The term “event of default,” when used in the mortgage with respect to all first mortgage bonds issued thereunder, means any of the following:
(i)
Failure to pay principal on any first mortgage bond when due;

(ii)
Failure to pay interest on any first mortgage bond, or to satisfy any sinking fund obligation with respect to any first mortgage bond, within 30 days after such payment or obligation is due;

(iii)
Failure to perform any other covenant in the mortgage for a period of 60 days after we are given notice thereof by the mortgage trustee or the holders of 15% in principal amount of first mortgage bonds; and

(iv)
Events relating to our bankruptcy, insolvency or reorganization specified in the mortgage. (Mortgage, Section 1, Article IX)

Remedies
Upon any event of default, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds the mortgage trustee shall, declare all outstanding first mortgage bonds immediately due and payable. Such declaration, however, is subject to the condition that, if before any sale of the trust estate all interest in arrears has been paid and all defaults have been cured, the holders of a majority of the outstanding principal amount of first mortgage bonds may waive such default and its consequences and rescind such declaration. (Mortgage, Section 1, Article IX)
If an event of default occurs and is continuing, the mortgage trustee in its discretion may, and upon the written request of the holders of at least 25% in principal amount of all outstanding first mortgage bonds and upon being indemnified to its satisfaction the mortgage trustee shall, enforce the lien of the mortgage by foreclosing on the trust estate. (Mortgage, Section 4, Article IX)
The holders of a majority in principal amount of first mortgage bonds may direct proceedings for the sale of the trust estate, or for the appointment of a receiver or any other proceedings under the mortgage, but have no right to involve the mortgage trustee in any personal liability without indemnifying it to its satisfaction. (Mortgage, Section 11, Article IX).
No holder of a first mortgage bond has the right to institute proceedings for the enforcement of the mortgage, unless
(i)
such holder previously has given the mortgage trustee written notice of an existing default,

(ii)
the holders of at least 25% of the outstanding principal amount of the first mortgage bonds have requested in writing that the mortgage trustee take action under the mortgage (and provided the mortgage trustee with indemnity satisfactory to it) and

(iii)
the mortgage trustee refuses or neglects to comply with such request within a reasonable time.

However, this provision does not impair the right of any holder of a first mortgage bond to enforce our obligation to pay the principal and interest on such first mortgage bond when due. (Mortgage, Section 12, Article IX)
The laws of the District of Columbia, the State of Maryland, the Commonwealth of Pennsylvania and the Commonwealth of Virginia, where the mortgaged property is located, may limit or deny the ability of the mortgage trustee or the bondholders to enforce certain rights and remedies provided in the mortgage in accordance with their terms.
The Trust Indenture Act requires that we furnish to the mortgage trustee annual certificates as to our compliance with the covenants and conditions in the mortgage.
Defeasance and Discharge
We may at any time deposit money for the payment or redemption of all or any part of the first mortgage bonds then outstanding, including the payment of all interest due thereon, with the mortgage trustee, and such first mortgage bonds will be deemed paid for purposes of the mortgage. If all of the first mortgage bonds, including all interest due thereon, have been paid or deemed paid, and we have observed all of our covenants under the mortgage, the mortgage trustee is obligated to cancel and discharge the lien of the mortgage upon our request. (Mortgage, Section 9, Article VIII; Article XVI)
Title
The person in whose name first mortgage bonds are registered is deemed the absolute owner thereof for the purpose of making payments and for all other purposes of the mortgage. (Mortgage, Section 7, Article II)
Resignation or Removal of Mortgage Trustee
The mortgage trustee may resign at anytime by giving not less than four weeks’ prior written notice to us and by publishing such notice in newspapers in Washington, D.C. and the City of New York. The mortgage trustee may be removed at any time by the holders of a majority in principal amount of first mortgage bonds then outstanding. (Mortgage, Section 3, Article XIII)
PLAN OF DISTRIBUTION
We may sell the Securities offered (a) through agents; (b) by underwriters or dealers; (c) directly to one or more purchasers; or (d) through a combination of any of these methods of sale.
In some cases we may also repurchase the Securities and reoffer them to the public by one or more of the methods described above.
This prospectus may be used in connection with any offering of securities through any of these methods or other methods described in the applicable prospectus supplement.
Any underwriter or agent involved in the offer and sale of the Securities will be named in the applicable prospectus supplement.
By Agents
Offered securities may be sold on a one time or a continuing basis by agents designated by the applicable registrant. The agents will use their reasonable efforts to solicit purchases for the period of their appointment under the terms of an agency agreement between the agents and the applicable issuer.
By Underwriters or Dealers
If underwriters are used in the sale, the underwriters may be designated by the applicable registrant or selected through a bidding process. The securities will be acquired by the underwriters for their own account. The underwriters may resell the Securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may sell the Securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The obligations of the underwriters to purchase the Securities will be subject to certain conditions. The underwriters will be obligated to purchase all the Securities of the series offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.
Only underwriters named in the applicable prospectus supplement are deemed to be underwriters in connection with the Securities offered hereby.
If dealers are utilized in the sale of the Securities, the applicable registrant will sell the Securities to the dealers as principals. The dealers may then resell the Securities to the public at varying prices to be determined by such dealers at the time of resale. The names of the dealers and the terms of the transaction will be set forth in the applicable prospectus supplement.
Direct Sales
We may also sell Securities directly to the public. In this case, no underwriters or agents would be involved.
General Information
We may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase Securities from us at the public offering price pursuant to delayed delivery contracts providing for payment and delivery on a later date or dates, all as described in the applicable prospectus supplement. Each delayed delivery contract will be for an amount not less than, and the aggregate amount of the Securities shall be not less nor more than, the respective amounts stated in the applicable prospectus supplement. Such institutions may include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions, and other institutions, but will in all cases be subject to our approval. The delayed delivery contracts will not be subject to any conditions except:

•
the purchase by an institution of the Securities covered by its delayed delivery contract shall not, at any time of delivery, be prohibited under the laws of any jurisdiction in the United States to which such delayed delivery contract is subject; and

•
if the Securities are being sold to underwriters, we shall have sold to those underwriters the total amount of the Securities less the amount thereof covered by the delayed delivery contracts. The underwriters will not have any responsibility in respect of the validity or performance of the delayed delivery contracts.

Unless otherwise specified in the related prospectus supplement, each series of the Securities will be a new issue with no established trading market, other than the common stock. Any common stock sold pursuant to a prospectus supplement or issuable upon conversion of another offered Security will be listed on The Nasdaq Stock Market LLC, subject to official notice of issuance. We may elect to list any of the other securities on an exchange but are not obligated to do so. It is possible that one or more underwriters may make a market in a series of the Securities, but no underwriter will be obligated to do so and any underwriter may discontinue any market making at any time without notice. We cannot predict the activity of trading in, or liquidity of, our Securities.
In connection with sales by an agent or in an underwritten offering, the SEC rules permit the underwriters or agents to engage in transactions that stabilize the price of the Securities. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters or agents of a greater number of securities than they are required to purchase in an offering. Stabilizing transactions consist of certain bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Securities while an offering is in progress.
The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the underwriters have repurchased Securities sold by or for the account of that underwriter in stabilizing or short-covering transactions.
These activities by the underwriters may stabilize, maintain or otherwise affect the market price of the Securities. As a result, the price of the Securities may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. These transactions may be effected on an exchange or automated quotation system, if the Securities are listed on that exchange or admitted for trading on that automated quotation system, in the over-the-counter market or otherwise.
We may from time to time, without the consent of the existing Security holders, create and issue further Securities having the same terms and conditions as the Securities being offered hereby in all respects, except for issue date, issue price and if applicable, the first payment of interest or dividends therein or other terms as noted in the applicable prospectus supplement. Additional Securities issued in this manner will be consolidated with, and will form a single series with, the previously outstanding securities.
Underwriters, dealers and agents that participate in the distribution of the Securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the Securities by them may be treated as underwriting discounts and commissions under the Securities Act.
We may have agreements with the underwriters, dealers and agents to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make.
Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries or affiliates in the ordinary course of their businesses.

LEGAL MATTERS
Ballard Spahr LLP, Philadelphia, Pennsylvania, will render an opinion as to the validity of the Securities for us.
Winston & Strawn LLP, Houston, Texas, will render an opinion as to the validity of the Securities for any underwriters, dealers, purchasers or agents. Winston & Strawn LLP provides legal services to Exelon and its subsidiaries from time to time.
EXPERTS
The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) of Exelon Corporation incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements incorporated in this prospectus by reference to Commonwealth Edison Company and Potomac Electric Power Company’s Annual Report on Form 10-K for the year ended December 31, 2022 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
WHERE YOU CAN FIND MORE INFORMATION
Exelon, ComEd and Pepco each file reports and other information with the SEC. The public may read and copy any reports or other information that we file with the SEC at the SEC’s public reference room, 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The public may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330. These documents are also available to the public from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov. You may also obtain a copy of the registration statement at no cost by writing us at the following address:
Exelon Corporation
Attn: Investor Relations
10 South Dearborn Street — 54th Floor
P.O. Box 805398
Chicago, IL 60680-5398
This prospectus is one part of a registration statement filed on Form S-3 with the SEC under the Securities Act of 1933, as amended, known as the Securities Act. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules to the registration statement. For further information concerning us and the Securities, you should read the entire registration statement, including this prospectus and any related prospectus supplements, and the additional information described under the sub-heading “Documents Incorporated By Reference” below. The registration statement has been filed electronically and may be obtained in any manner listed above. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the registration statement or otherwise filed with the SEC. Each such statement is qualified in its entirety by such reference.
Information about us is also available on Exelon’s web site at http://www.exeloncorp.com. The information on Exelon’s web site is not incorporated into this prospectus by reference, and you should not consider it a part of this prospectus.

DOCUMENTS INCORPORATED BY REFERENCE
The SEC allows us to “incorporate by reference” information that we file with the SEC, which means that we can disclose important information to you by referring you to the documents we file with the SEC. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. This incorporation by reference does not include documents that are furnished but not filed with the SEC. We incorporate by reference the documents listed below and any future documents that we file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (known as the Exchange Act) but prior to the termination of any offering of securities made by this prospectus:
Exelon Corporation (Exchange Act File No. 001-16169)
•
The description of Exelon’s common stock contained in the registration statement on Form 8-A filed under the Securities Exchange Act of 1934 on October 10, 2000, as amended, including any amendment thereto or report filed for the purpose of updating such description;

•
Exelon’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
Exelon’s Quarterly Reports on Form 10-Q for the quarters ended March 31 2023, June 30, 2023 and September 30, 2023; and

•
Exelon’s Current Reports on Form 8-K filed with the SEC on February 1, 2023, February 14, 2023, February 21, 2023, April 27, 2023, June 15, 2023, June 16, 2023, July 27, 2023, September 28, 2023, December 6, 2023, December 8, 2023, December 18, 2023 and February 6, 2024.

Commonwealth Edison Company (Exchange Act File No. 001-1839)
•
ComEd’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
ComEd’s Quarterly Reports on Form 10-Q for the quarters ended March 31 2023, June 30, 2023 and September 30, 2023; and

•
ComEd’s Current Reports on Form 8-K filed with the SEC on January 10, 2023, February 1, 2023, June 2, 2023, June 16, 2023, August 4, 2023, September 28, 2023, December 18, 2023 and February 6, 2024.

Potomac Electric Power Company (Exchange Act File No. 001-01072)
•
Pepco’s Annual Report on Form 10-K for the year ended December 31, 2022;

•
Quarterly Reports on Form 10-Q for the quarters ended March 31 2023, June 30, 2023 and September 30, 2023; and

•
Pepco’s Current Reports on Form 8-K filed with the SEC on March 15, 2023 and September 13, 2023.

Upon written or oral request, we will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of such documents which are incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates). Written or oral requests for copies should be directed to Exelon Corporation, Attn: Investor Relations, 10 South Dearborn Street, 54th Floor, P.O. Box 805398, Chicago, IL 60680-5398, 312-394-2345.
Any statement contained in this prospectus, or in a document all or a portion of which is incorporated by reference, shall be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus, any supplement or any document incorporated by reference modifies or supersedes such statement. Any such statement so modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

All reports and other documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment, which indicates that all of a class of securities offered hereby have been sold or which deregisters all of a class of securities then remaining unsold, shall be deemed incorporated by reference herein and to be a part hereof from the date of filing of such documents.

$1,700,000,000
$650,000,000 5.150% Notes due 2029
$650,000,000 5.450% Notes due 2034
$400,000,000 5.600% Notes due 2053
Exelon Corporation

PROSPECTUS SUPPLEMENT

Joint Book Runners
Barclays
BofA Securities
Citigroup
J.P. Morgan
Morgan Stanley

Senior Co-Managers
Huntington Capital Markets
M&T Securities
Santander

Co-Managers
CastleOak Securities, L.P.
Drexel Hamilton
Mischler Financial Group, Inc.
Ramirez & Co., Inc.
Siebert Williams Shank
February 22, 2024